UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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XD
CINEMARK
CINEMARK
CINEMARK

CINEMARK

Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

May 20, 2021 | 9:00 a.m. CDT

Virtual Annual Meeting:
www.virtualshareholdermeeting.com/CNK2021

LETTER FROM OUR CEO

Dear Fellow Stockholders:

We welcome you to join us at our 2021 annual meeting of stockholders (Annual Meeting) to be held virtually on May 20, 2021 at 9:00 a.m. CDT. The Notice of Annual Meeting and Proxy Statement, following this letter, provides more information regarding the virtual-only meeting and the business we will conduct at the Annual Meeting.

It is almost unfathomable that one year ago, we were reporting Cinemark’s fifth consecutive year of record results with the North American industry touting the second-highest grossing box office of all-time. At the beginning of 2020, we reflected an incredibly strong Company with areflected an incredibly strong Company with a history of discipline and consistency, operating in a stable and mature industry. It goes without saying that COVID-19 has caused significant distress in multiple industries, including the movie exhibition industry, and tested the strength and resiliency of our Company over the course of the past year.

Cinemark is still a strong company operating with balance, discipline and consistency, while adapting to our current circumstances. This past year has only reinforced that Cinemark has tenacity and perseverance in addition to an ability and a willingness to think quickly and move nimbly as we evolve in this unpredictable, ever-changing environment.

Cinemark was one of the first theatre chains to reopen and has largely been able to remain open, government restrictions notwithstanding. At the end of the year, approximately 75% of our U.S. circuit was reopened, compared to 45% of the North American industry. Similarly, in Latin America, we had approximately 65% of our theatres operating by year-end. Our theatre teams have been proficient in executing our enhanced cleaning and safety protocols, named The Cinemark Standard. Since we began reopening in June, we have consistently received 96% guest satisfaction scores on Cinemark protecting their health and safety. Notably, we are continuing to more than cover our incremental variable costs associated with being open and are burning less cash with theatres open than we would if the theatres remained closed.

I am proud of the accomplishments the entire team has made over the past year. While we were well-positioned heading into the crisis, we have adapted the way we operate to become more efficient and navigate the current environment. We are working diligently to remain successful and further solidify our leadership position as theatrical moviegoing resurges, which will ultimately benefit long-term stockholder value.

Lastly, our Board’s active oversight has been integral to our success in helping management navigate the challenges and impacts associated with the COVID-19 pandemic with their diverse viewpoints, financial acumen and deep industry knowledge and expertise.

Thank you for your continued support, trust and investment in Cinemark. We look forward to your participation at our Annual Meeting.

YOUR VOTE IS VERY IMPORTANT TO US. Whether or not you plan to attend the Annual Meeting, I urge you to please cast your vote as soon as possible via the Internet, telephone or mail.

Sincerely,

Mark Zoradi
Chief Executive Officer

CINEMARK HOLDINGS, INC.

3900 Dallas Parkway

Plano, Texas 75093

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

April 2, 2021

Dear Stockholders:

Notice is hereby given that the Annual Meeting of the Company will be held on May 20, 2021 at 9:00 a.m. CDT, virtually, for the following purposes:

1.	To elect three Class II directors to serve for three years on our board of directors;

2.	To ratify the appointment of Deloitte and Touche, LLP as our independent registered public accounting firm for 2021;

3.	To hold the annual, non-binding, advisory vote on our executive compensation program; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record as of the close of business on March 25, 2021, set as the Record Date, will be entitled to notice of, and to vote at, the Annual Meeting.

For the second consecutive year, our Annual Meeting will be conducted exclusively online via live audio webcast. Conducting the meeting virtually will again ensure stockholder access in light of the expected ongoing uncertainty for large gatherings due to the COVID-19 pandemic. Stockholders will be afforded the same rights and opportunities to participate in a virtual-only Annual Meeting as they would at an in-person meeting.

To be admitted to the virtual-only Annual Meeting, stockholders as of the Record Date must use the following link: www.virtualshareholdermeeting.com/CNK2021 and enter the 16-digit control number found on the proxy card or the voting instruction form. By logging into the website, stockholders as of the Record Date will be able to vote shares electronically on all items to be considered at the Annual Meeting. If a stockholder as of the Record Date has any question pertaining to the business of the Annual Meeting, it must be submitted in advance of the Annual Meeting by visiting www.proxyvote.com. Questions may be submitted until 10:59 p.m. CDT, on Tuesday, May 18, 2021. Stockholders must have their proxy cards or voting instruction forms in hand when accessing the website and follow the instructions. To allow us to respond at the Annual Meeting to the maximum number of stockholders, each stockholder will be limited to one question.

Those without a 16-digit control number will be admitted to the virtual-only Annual Meeting as guests, but guests will not have the ability to vote or otherwise participate.

BY ORDER OF THE BOARD OF DIRECTORS,

Michael Cavalier

Executive Vice President-General Counsel & Secretary

YOUR VOTE IS IMPORTANT TO US. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Therefore, we urge you to promptly vote and submit your proxy in advance of the Annual Meeting. You can vote your shares via the Internet, by telephone, or by signing, dating, and returning the proxy card or voting instruction form. To vote via the Internet or telephone, follow the instructions included in the proxy card or the voting instruction form. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting.

The proxy statement and the 2020 Form 10-K are available at

http://materials.proxyvote.com/17243V

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement and in our annual report on Form 10-K for the year ended December 31, 2020 (2020 Form 10-K) as filed with the Securities and Exchange Commission (SEC) on February 26, 2021 for Cinemark Holdings, Inc. (Company, Cinemark, we or us). You should read the proxy statement and the 2020 Form 10-K before voting.

MEETING DATE	TIME	RECORD DATE
THURSDAY, MAY 20, 2021	9:00 A.M. CDT	MARCH 25, 2021

HOW TO VOTE

Please act as soon as possible to vote your shares, even if you plan to attend the Annual Meeting online. If you are a beneficial stockholder, your broker will NOT be able to vote your shares with respect to non-routine matters unless you have given your broker specific instructions to do so. If you are a stockholder of record, you may vote via the Internet, by telephone, or, if you have received a printed version of these proxy materials, by mail. For more information regarding voting, see “Questions and Answers About the Annual Meeting and Voting” beginning on page 70.

VOTE

ONLINE at www.proxyvote.com

You may also attend the Annual Meeting online to vote at www.virtualshareholdermeeting.com/CNK2021

BY PHONE by calling the applicable number.

For stockholders of record: (800) 690-6903

For beneficial owners: the telephone number on your voting instruction form.

For online and phone voting, you will need the 16-digit control number on your proxy card or voting instruction form.

BY MAIL if you have received a printed version of these proxy materials.

ATTEND THE ANNUAL MEETING

LOGISTICS

•  Attend the Annual Meeting online at www.virtualshareholdermeeting.com/CNK2021

•  The Annual Meeting will begin at 9:00 a.m. CDT, with log-in beginning at 8:45 a.m., on Thursday, May 20, 2021.

ASKING QUESTIONS

If you have a question pertaining to the business of the Annual Meeting, you must submit it in advance of the Annual Meeting by visiting www.proxyvote.com. Questions may be submitted until 10:59 p.m. CDT, on Tuesday, May 18, 2021. You should have your proxy card or voting instruction form in hand when you access the website and follow the instructions. To allow us to respond at the Annual Meeting to the maximum number of stockholders, each stockholder will be limited to one question.

IF YOU CANNOT ATTEND, FOLLOWING THE ANNUAL MEETING:

•  Appropriate questions received that are not addressed at the Annual Meeting due to time constraints will be posted, along with our responses, on https://ir.cinemark.com as soon as practical after the conclusion of the Annual Meeting.

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VOTING ROADMAP

Item
	Elect Three Class II Director Nominees
See page 13	The Board recommends a vote FOR each nominee
	Name	Independent	Director Since	Board Committees
	Darcy Antonellis CEO of Vubiquity, Inc. Former President of Technical Operations and Chief Technology Officer of Warner Bros. Entertainment, Inc.	✓	2015	• Audit • Strategic Long-Range Planning
	Carlos Sepulveda Chairman of the board of directors of Triumph Bancorp, Inc. Former President and Chief Executive Officer of Interstate Battery System international, Inc.	✓	2007	• Audit • Compensation • Strategic Long-Range Planning Lead Director
	Mark Zoradi Chief Executive Officer Former President of Walt Disney Studios Motion Picture Group	X	2015	• None

Item
	Ratify Deloitte and Touche, LLP as our independent registered public accounting firm for 2021
See page 34	The Board recommends a vote FOR this item

❖  Independent firm with reasonable fees and significant financial reporting expertise

❖  Deloitte and Touche has audited our consolidated financial statements annually since 1987

❖  Audit Committee annually evaluates the independence of Deloitte and Touche and has determined that its appointment continues to be in the best interests of our stockholders

Item
	Non-binding, annual advisory vote on our executive compensation program
See page 34	The Board recommends a vote FOR this item

❖  Annual say-on-pay vote

❖  At the 2020 Annual Meeting, approximately 96% of votes cast were in favor of our executive compensation program

❖  The key elements of our executive compensation program remain unchanged

❖  Our compensation principles and practices promote pay-for-performance and align executive and stockholder interests

❖  Our 2020 executive compensation was reasonable, performance-centric and balanced, and discretion-based adjustments appropriate in light of the impact of the COVID-19 pandemic on the Company and employee compensation

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CINEMARK PERFORMANCE DURING 2020

In February 2020, we reported our 2019 performance which was the fifth consecutive year of record results for Cinemark, with the North American industry celebrating the second-highest grossing box office of all-time. Additionally, our financial performance was tracking exceptionally well at the beginning of 2020. Driven by our Continuous Improvement program and our varied strategic initiatives, on relatively flat attendance, as of February 2020 year-to-date total worldwide revenue was up 5%, Adjusted EBITDA had increased approximately 16%, and our Adjusted EBITDA margin had expanded by nearly 200 basis points compared to the same time frame in 2019. While we expected to continue our industry-leading performance, the outbreak of the COVID-19 pandemic (COVID-19, COVID or pandemic) resulted in an unprecedented, devastating impact on our industry and our Company and we had to temporarily shift our strategy to focus primarily on cash preservation.

We temporarily closed all our theatres in the U.S. and Latin America effective March 17, 2020 and March 18, 2020, respectively, to comply with COVID related government mandates. In conjunction with the temporary closure of our theatres, we implemented various cash preservation plans such as reducing personnel and base salary, limiting non-essential operating and capital expenditures, suspending our quarterly dividend, and negotiating modified timing and/or abatement of contractual payments with landlords and other major suppliers until theatre reopenings. While we had reopened 217 of our domestic theatres and 129 of our international theatres as of December 31, 2020, we continue to work aggressively to navigate through the crisis. The demonstrated leadership of our global management team, led by Chairman and founder Lee Roy Mitchell and Chief Executive Officer (CEO) Mark Zoradi, in steering the Company during the pandemic is a testament to the team’s abilities and effectiveness as faithful stewards of the Company.

Listed below are some of the highlights of our achievements during 2020:

• Rapid and extensive liquidity actions

-Significantly limited non-essential spending, including temporary deep payroll cuts

-Secured additional liquidity of approximately $860 million as of year-end through capital raising transactions and compensation related relief provided by COVID related legislation

-Abated approximately $35 million of rent and deferred approximately $75 million of rent, in addition to other contractual payment obligations

• Workforce and contract restructuring

-Initiated first ever Cinemark voluntary and involuntary workforce reduction program

-Permanently closed 27 lower performing theatres

-Workforce reduction and theatre closures together estimated to save the Company approximately $10 million annually in overhead costs

-Extended payment terms of existing vendor contracts and temporarily eliminated minimum rent in a significant number of leases in Latin America

• Complex reopening of theatres

-Organized a highly effective task force to strategically plan and execute theatre reopenings

-Defined and implemented set of new industry-leading cleaning and safety protocols branded The Cinemark Standard

• Strategic Process Enhancements

-Redesigned a wide range of operating procedures to align with market realities including showtime, operating hours, staffing, and food and beverage offerings

-Developed a highly successful Private Watch Party concept

• Active communication plan

-Performed extensive localized guest and public relations outreach to engage with guests and media throughout the pandemic

-Used regular Company-wide town hall meetings with employees to stay connected and boost employee morale

-Maintained 96% guest satisfaction with our health and safety protocols

-Maintained 950+K Movie Club members consistent with pre-pandemic subscription membership

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We also continued to be a leader in the industry, developing innovative ways of bringing our customers back to the movies and working closely with our peers and partners to reignite the movie exhibition business. Some of the ways Cinemark provided leadership during 2020 are provided below:

Our strength and resiliency has been tested this past year, but we have demonstrated our ability to operate with discipline and focus. We have a distinguished and consistent track record of performance and outperformance relative to our industry peers. We benchmark our financial performance against AMC Entertainment Holdings, Inc. (AMC) and IMAX Corporation (IMAX), the two other publicly-held companies in our industry with whom we compete for investor capital. The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to Cinemark’s stockholders during the five-year period ended December 31, 2020, as well as the corresponding returns on an overall stock market index (S&P 500) and in each of AMC and IMAX.

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BOARD LEADERSHIP AND SKILLS

Our board of directors (Board) leadership structure promotes balance between independence, diversity, engaged oversight and extensive industry and operational expertise all of which drive value for Cinemark stockholders.

Principles of Corporate Governance

The Board has adopted Corporate Governance Guidelines and other corporate governance policies that relate to the composition, structure, interaction and operation of the Board. Copies of our Corporate Governance Guidelines and other governance documents can be found under the “Governance” tab of the “Investors” section of our website at https://ir.cinemark.com. You should review these documents for a complete understanding of these corporate governance practices, but some of the key elements of our strong governance policies and practices are summarized here:

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Environmental and Social Practices

Our corporate social responsibility practices are designed to help position Cinemark as an employer of choice to our existing and prospective employees, and a partner of choice in our communities. Though our practices are broad and will evolve over time, we are focused on our people and culture, community outreach and support, and environmental stewardship. Highlights of our current practices in these areas are described below.

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Our Ongoing Commitment to Sustainability

Recycling

- Recycling at all eligible locations ~25% of Cinemark's waste diverted from landfills by recycling
- Organics Recycling (Composting) in select markets in CA, CO and TX

Renewable Energy

- Offset annual electricity usage with renewable options through Virtual Power Purchase Agreements and Renewable Energy Credits earned via contracts in deregulated markets

Energy Efficiency

- Lighting: LED lighting, in whole or in part, in most buildings and parking lots
- LEED Certifications: 4 LEED certified theatres
- Energy Management Systems: Automated lighting and HVAC controls for energy efficiency; engineer HVAC units to minimize energy wastage and to reduce power consumption
- Some Awards Recognizing Cinemark:

EPA GREEN POWER PARTNER National Top 100

SMART ENERGY DECISIONS INNOVATION AWARDS 2019

ALLIANCE TO SAVE ENERGY Stars of Energy Efficiency 2015

Our Human Capital Management Practices

Diversity & Inclusion; Corporate Culture

- Conscious Inclusion Training for entire leadership team, Board and Theatre General Managers
- External speaker series to facilitate discussions around diversity & inclusion
- Employee-run employee resource groups to help foster a diverse, inclusive workplace
- Employee communication and engagement to foster transparent, collaborative and feedback culture; promote motivation and morale

Training & Development

- Leadership development and skill enhancement training
- Coaching and mentoring programs
- Financial support to employees for undergraduate courses and certification
- College student internship program and ongoing relationships with local universities to hire talent

Cinemark Cares

- Partnership with Variety to provide resources and experiences to children with special needs
- Fund-raising initiatives, including partnership with Will Rogers Foundation to support Cinemark team members in need due to natural disasters
- Annual charity golf tournament and Annual Employee Volunteer Day

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2020 Compensation Highlights

Executive compensation for 2020 was set by the Compensation Committee in February 2020, following Cinemark’s outstanding performance in 2019, and prior to the onset of the global COVID-19 pandemic. Given high stockholder approval, at 96%, for the Company’s executive compensation practices in 2019, the Compensation Committee did not make any material changes to the 2020 executive compensation program.

The business environment for our Company drastically changed beginning mid-March, with the start of the pandemic. This resulted in significant impacts on our employee compensation. Some of these effects were management implemented Company-wide base salary reductions for a period of approximately five months, negation of the Company’s short-term and long-term performance-metrics which determine a significant portion of our executive compensation payout, loss of dividend income, and loss of cash value of equity awarded as long-term incentive compensation due to depressed price of our Common Stock. Many members of our management team, including the named executive officers (NEOs), opted for deeper base salary reductions than was mandatory, with Messrs. Mitchell and Zoradi declining any base salary for four and two months, respectively. Our Board members also opted to forego their cash retainers for the second quarter of 2020.

Despite the very challenging business conditions, Cinemark has demonstrated its resilience, innovation and leadership as it has navigated the pandemic. This was possible because of the strategic leadership of our executive management team and incredible hard work and dedication of all our employees. Therefore, to retain, motivate and reward employees for their performance, and to compensate them for their lost pay, the Compensation Committee made certain discretion-based decisions through the year regarding equity awards and vesting. These decisions followed our core compensation objectives and served the best interests of the stockholders by ensuring the Company’s continued operation, innovation, and strategic leadership, while preserving cash and leveraging certain compensation related relief provided by COVID related legislation. The table below tracks the compensation events of 2020, both as part of the annual process as well as those driven by the pandemic.

Month	All Employees	CEO/Other NEOs/Board Members

Annual Grant
February

•  Compensation Committee approves, for the first-time, time-based restricted stock grant with 1-year vest for all corporate employees and certain field employees, who are not typically covered under the annual grant cycle (E20 Grant); annual grant cycle for covered employees, domestic and international

•  Compensation Committee approves 2020 base salary, cash bonus percentage, target incentive compensation for all NEOs as part of the annual grant cycle

•  Compensation Committee sets Company targets for performance metrics for 2020

IMPACT OF COVID-19 ON EMPLOYEE COMPENSATION

Base Salary Reductions To
April

•  20% for furloughed employees

•  65% for non-furloughed corporate employees

•  50% for all theatre general managers

•  30% to 60% for international employees, percentage varying by country

•  Retention grant of time-based restricted stock for small group of critical employees

• 50% for all NEOs • Board members opt to receive no cash retainer for the second quarter

Further Base Salary Reductions To
May	• 50% for non-furloughed corporate employees • Annual grant cycle for theatre general managers	• 0% for Messrs. Mitchell and Zoradi • 20% for Messrs. Gamble, Cavalier and Fernandes

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Month	All Employees	CEO/Other NEOs/Board Members

Base Salary Reinstatement To
July	• 80% for non-furloughed corporate employees and field employees	• 0% for Mr. Mitchell • 50% for Mr. Zoradi • 80% for Messrs. Gamble, Cavalier and Fernandes

Retention Equity Grant
August

Compensation Committee approves retention grants of restricted stock for all corporate employees, including NEOs (except Mr. Mitchell), and theatre general managers. The restricted stock will vest 100% in August 2022

Base Salary Reinstatement To
September

•  All corporate employees, including all NEOs, and theatre general managers of theatres reopened, begin receiving 100% of base salary; theatre general managers of theatres closed continue to receive 80% of base salary; international employees begin receiving 80% of base salary

•  Board members begin receiving cash retainers

Bonus Equity Grant and Accelerated Vests
December

•  Compensation Committee approves a stock bonus grant to all domestic bonus-eligible employees. The shares of Common Stock vested immediately for all grantees except for the NEOs for whom the shares are restricted with a one-year vest.

•  Compensation Committee approves accelerated vest of restricted stock scheduled to vest on or before May 2021, and certified performance shares due to vest in February 2021 for all domestic grantees

The following summary provides an overview of the executive compensation set in February 2020 and how it was impacted by the compensation decisions described above. For a detailed discussion, see Compensation Discussion and Analysis (CD&A) beginning on page 35.

Base Salary:

As part of the annual compensation review, in February 2020, the Compensation Committee made adjustments to the base salaries of the NEOs on the basis of factors such as market comparables, executive’s evolving role within the Company and retention. The 2020 base salaries that were set in February 2020 including the variances from 2019, and the actual base salaries earned by the NEOs during 2020 with the percentage loss due to the COVID related pay reductions were as follows:

Name	2020 Base Salary Approved	Change from 2019	Actual Base Salary Received Due to COVID-19	Percentage Loss of Base Salary Due to Base Salary Reductions
Lee Roy Mitchell	$1,020,001	Up 2.0%	$589,394	42.2%
Mark Zoradi	$1,100,000	No change	$740,632	32.7%
Sean Gamble	$660,000	Up 5.6%	$521,435	21.0%
Michael Cavalier	$555,012	Up 2.8%	$440,923	20.6%
Valmir Fernandes	$555,012	Up 2.8%	$441,633	20.4%

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Cash Bonus:

In February 2020, the Compensation Committee set (i) the target cash bonus opportunity as a percentage of base salary for each NEO and (ii) the Adjusted EBITDA target for purposes of determining the annual cash bonus payout for the year.

Mr. Gamble’s target opportunity was raised from 90% for 2019 to 100% for 2020 based on market norms, internal pay equity and his increased role and responsibilities within the Company. The cash bonus target opportunities for Messrs. Mitchell, Zoradi, Cavalier and Fernandes remained the same as 2019.

The Adjusted EBITDA targets for the cash bonus payouts were set at $542 million for domestic, $104 million for international and $646 million for worldwide results. Given the devastating impact of the COVID-19 pandemic on our Company, including circuit-wide closures both in the U.S. as well as in Latin America for a significant part of the year, the Company could not meet the Adjusted EBITDA targets. Consequently, at year-end the Compensation Committee did not approve any cash bonus payouts for 2020. However, the Compensation Committee made discretion-based equity awards equal in value to a certain percentage of the bonus-eligible employee’s cash bonus target (Bonus Equity Grant). See discussion under Discretion-based Incentive Awards Due to the Impact of COVID-19 for details regarding the Bonus Equity Grant.

The individual targets (as a percentage of base salary) for 2020 and 2019, expected target cash bonus for the year as set in February 2020 for each NEO, and the actual cash bonus earned for 2020 by each NEO was as follows:

Name	Target Cash Bonus (Percentage of Base Salary)		Expected Target Cash Bonus for 2020	Actual Cash Bonus Received
	2020	2019
Lee Roy Mitchell	100%	100%	$1,020,001	$0
Mark Zoradi	125%	125%	$1,375,000	$0
Sean Gamble	100%	90%	$660,000	$0
Michael Cavalier	90%	90%	$499,511	$0
Valmir Fernandes	90%	90%	$499,511	$0

Long-term Incentive Compensation:

Consistent with our compensation philosophy of driving performance, in February 2020, the Compensation Committee raised the target values of the long-term equity incentive compensation for Messrs. Zoradi and Gamble. These calibrations were deemed appropriate based on market comparables and the roles of these executives as the principal architects and drivers of the Company’s strategic growth.

The split between performance-based and time-based awards remained the same as in 2019 for all NEOs.

The target values of the long-term equity compensation for each of the NEOs for 2020 as compared to 2019 and the split between the performance-based and time-based awards were as follows:

Name	Target Long-term Equity (Percentage of Base Salary)		Split Between Performance-based and Time-based Awards
	2020	2019
Lee Roy Mitchell	N/A	N/A	N/A	N/A
Mark Zoradi	400%	275%	75%	25%
Sean Gamble	180%	175%	60%	40%
Michael Cavalier	150%	150%	60%	40%
Valmir Fernandes	125%	125%	60%	40%

Discretion-based Incentive Awards Due to the Impact of COVID-19:

The Company’s business performance metrics for 2020 were severely impacted, beyond predictability or control, by the COVID-19 pandemic. However, the Company demonstrated its resilience and leadership through exceptional organization, strategic planning and execution of operational efficiencies and business innovations that allowed it to

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evolve and persevere in an unpredictable, ever-changing environment. To ensure the Company’s continued performance and recovery during uncertain and challenging business conditions, the Compensation Committee made certain discretion-based equity related decisions for purposes of employee retention, motivation and reward for performance, dedication and their hard work during the pandemic. These discretion-based decisions allowed the Company to appropriately address the above needs while preserving cash and leveraging certain compensation related relief provided by COVID related legislation. None of the discretion-based decisions were exclusive to the NEOs but were applicable to larger groups of employees based on the nature of the grant.

The discretion-based compensation decisions were as follows:

Retention Equity Grant: In April, the Compensation Committee approved time-based restricted stock grants to a small group of critical employees who management believed were essential to manage the sudden business crisis brought about by the pandemic. The NEOs did not receive any retention grant in April.

In August, the Compensation Committee again reviewed employee retention concerns with management in light of significant loss of cash compensation due to salary reductions over approximately five months, potential loss of cash bonus payout for the year for bonus-eligible employees, reduction in the value of our Common Stock due to depressed stock price and the loss of dividend income. To address concerns regarding the prolonged and continued impact of COVID-19 on the industry and the Company, the Compensation Committee deemed it to be in the Company’s best interest to review certain options to address the base salary loss of all employees without impacting the Company’s cash reserves. Based on this review, the Compensation Committee determined that it would be prudent to utilize time-based restricted stock as an effective retention tool (Retention Equity Grant). All corporate employees, including the NEOs, and theatre general managers received Retention Equity Grants. The values of the Retention Equity Grants were calculated using base pay multipliers corresponding to the pay grades of the employees. Mr. Mitchell did not receive any Retention Equity Grant.

The Retention Equity Grants will vest 100% in August 2022. The respective loss in pay and the estimated fair market value of the Retention Equity Grant for each NEO was as follows:

Name	Loss in Pay Amount	Fair Market Value of Restricted Shares @Grant Date

Lee Roy Mitchell	N/A	N/A

Mark Zoradi	$ 359,368	$ 329,997

Sean Gamble	$ 138,565	$ 138,596

Michael Cavalier	$ 114,089	$ 116,549

Valmir Fernandes	$ 113,379	$ 116,549

See Grants of Plan-Based Awards in 2020 table on page 57 for the number of shares granted to the NEOs as Retention Equity Grant.

Bonus Equity Grant: In December, the Compensation Committee determined there would be no cash bonus payouts for 2020, but it also recognized the Company’s achievements, employee performance and strong management leadership in an exceptionally difficult business environment. Therefore, to compensate employees for their performance while preserving liquidity, the Compensation Committee made the discretion-based decision to award equity. The Compensation Committee believes the Bonus Equity Grant appropriately serves the long-term interests of the stockholders in terms of rewarding employees for performance and motivating and retaining them for continued value creation. Under the Bonus Equity Grant program, all bonus-eligible employees received immediately vested shares of Common Stock, the value of which was based, depending on the employee’s performance, within a range of 75% to 90% of the individual’s target cash bonus. The shares awarded under the Bonus Equity Grant vested immediately for all grantees, except for the NEOs for whom the award was time-based restricted stock grants with a vest period of one year from the date of grant. The NEOs (including Mr. Mitchell) received a stock grant with a fair market value of 75% of each of their respective target cash bonus opportunity. The Bonus Equity Grants for the NEOs will vest in December 2021.

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The projected cash bonus target set in February 2020 and the fair market value of the Bonus Equity Grant for each NEO was as follows:

Name	Projected Target Cash Bonus as Set In February 2020	Fair Market Value of Bonus Equity Grant @75% of Individual Target

Lee Roy Mitchell	$ 1,020,001	$ 764,998

Mark Zoradi	$ 1,375,000	$ 1,031,239

Sean Gamble	$ 660,000	$ 494,990

Michael Cavalier	$ 499,511	$ 374,618

Valmir Fernandes	$ 499,511	$ 374,618

See Grants of Plan-Based Awards in 2020 table on page 57 for the number of shares granted to the NEOs as Bonus Equity Grant.

Accelerated Vests: In December, in addition to the Bonus Equity Grant, the Compensation Committee decided to accelerate the vests of certain equity awards granted in 2017 and 2019. These accelerated vests were deemed to be in the best interest of the Company as they provided employees with an additional source of compensation at year-end which helped motivate and reward employees for their performance while conserving cash and allowing the Company to leverage certain compensation related relief provided by COVID related legislation. The accelerated vests were as follows:

A.

All time-based restricted shares that were due to vest on or before May 2021, were accelerated to vest in December 2020. This decision impacted all employees, included those who received restricted shares for the first time in February 2020. See table on page 8. For the NEOs, these restricted shares were (i) the remaining 50% of the restricted shares granted in February 2017 and (ii) 50% of the restricted shares granted in February 2019.

B.

Performance-based restricted stock units granted in 2017 (2017 RSU) to all NEOs and certain other key employees, were also accelerated to vest in December 2020. The 2017 RSUs were certified by the Compensation Committee in February 2019 to vest at 96% of target and were due to vest in February 2021 after the satisfaction of the additional two-year service period.

See Stock Option Exercises and Stock Vested in 2020 table on page 60 for number of shares of Common Stock realized upon vesting of all long-term incentive compensation during 2020. See Beneficial Ownership Table on page 68 for the total ownership numbers as of December 31, 2020.

Certification of the 2019 and 2020 performance-based awards: In February 2021, the Compensation Committee evaluated the impact of the pandemic on the Internal Rate of Return (IRR), the metric used to determine the vest of the performance-based equity compensation granted in February 2019 and 2020 (2019 and 2020 RSU Grants). Given the projected continuation of the macroeconomic conditions through 2021 and beyond, and the uncertain timing as to the recovery of our industry to a pre-COVID state, the Compensation Committee made a discretion-based decision to certify the vest of the 2019 and 2020 RSU Grants at target. See page 50 for a summary of other 2021 compensation related decisions.

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GENERAL INFORMATION

SOLICITATION OF PROXIES

The Board is soliciting proxies in connection with the Annual Meeting (and any adjournment thereof) to be held virtually on May 20, 2021 at 9 a.m. CDT. The approximate date on which this proxy statement and the enclosed proxy are first being sent to stockholders is April 2, 2021.

SHARES OUTSTANDING AND VOTING RIGHTS

As of the Record Date, 119,539,989 shares of common stock, par value $0.001 per share (Common Stock) of the Company were outstanding. The Common Stock constitutes the only class of voting securities of the Company. Only stockholders of record as of the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting. Holders of Common Stock are entitled to one vote for each share so held.

CORPORATE GOVERNANCE

BOARD COMPOSITION

The majority of our Board is independent and is currently comprised of 10 members. The size of the Board may be fixed from time to time exclusively by our Board as provided in our Certificate of Incorporation. Our Certificate of Incorporation also provides that our Board consists of three classes of directors, designated as Class I, Class II and Class III. The members of each class are elected to serve a three-year term, with the terms of office of each class ending in successive years.

ITEM ONE — ELECTION OF THREE CLASS II DIRECTORS

ANNUAL MEETING SLATE

The terms of the current Class II directors, Mme. Antonellis and Messrs. Sepulveda and Zoradi expire at the Annual Meeting. All nominees have been recommended by the Nominating and Corporate Governance Committee (Governance Committee) and nominated by the Board for election at the Annual Meeting.

Each of Mme. Antonellis and Messrs. Sepulveda and Zoradi has consented to be nominated for re-election to the Board as a Class II director. If elected, they will serve on the Board for a three-year term expiring on the date of our 2024 annual meeting of stockholders. At this time, we have no reason to believe that any nominee will be unable or unwilling to serve if elected. However, should any of them become unavailable or unwilling to serve before the Annual Meeting, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

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CLASS II DIRECTOR NOMINEES TERM EXPIRING 2024

Darcy Antonellis
Director Since: 2015 Nominee of: Board Board Committees: Audit Committee; Strategic Long-Range Planning Committee Age: 58 Other Public Company Boards: 1

Skills and Qualifications

•  Current CEO and previous executive experience

•  Critical technology and cybersecurity experience

•  Accounting and financial management expertise

Other Current Board Experience

•  Xperi

Previous Board Experience

•  Not Applicable

Professional Highlights

Since January 2014, Ms. Antonellis has been the CEO of Vubiquity, Inc., a subsidiary of Amdocs Inc. (NASDAQ: DOX), a leading software, services provider to communications and media companies. From June 1998 until December 2013, Ms. Antonellis held numerous positions at Warner Bros. Entertainment Inc., (a Time Warner company) including President of Technical Operations and Chief Technology Officer.

Carlos Sepulveda

Director Since: 2007

Nominee of: Mitchell Investors

Board Committees: Audit Committee; Compensation Committee; Strategic Long-Range Planning Committee

Lead Director

Age: 63

Other Public Company Boards: 1

Skills and Qualifications

•  Extensive public accounting experience; certified public accountant

•  CEO and executive experience

•  Strong accounting and financial oversight experience, strategic planning and management expertise

Other Current Board Experience

•  Triumph Bancorp, Inc.

Previous Board Experience

•  Matador Resources Company

Professional Highlights

Since May 2010, Mr. Sepulveda has been the Chairman of the board of directors of Triumph Bancorp, Inc. (Triumph Bancorp, NASDAQ: TBK), financial services company providing community banking, national lending and commercial finance. Prior to Triumph Bancorp, Mr. Sepulveda was the President and CEO of Interstate Battery System International, Inc. (Interstate Battery), a seller of automotive and commercial batteries, from March 2004 until April 2013 and its Executive Vice President from 1993 until March 2004. Prior to joining Interstate Battery, Mr. Sepulveda was an audit partner with the accounting firm of KPMG Peat Marwick in Austin, New York and San Francisco for 11 years.

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Mark Zoradi
Director Since: 2015 Nominee of: Board Board Committees: None Age: 67 Other Public Company Boards: 1

Skills and Qualifications

•  Veteran motion picture executive with a background in distribution

•  Wealth of knowledge regarding strategic partnerships within the exhibition industry and exhibitor relationships with movie studios

•  Management and oversight experience at large public companies within the industry

Other Current Board Experience

•  National CineMedia, Inc.

Previous Board Experience

•  Not Applicable

Professional Highlights

Since August 2015, Mr. Zoradi has served as our CEO. Mr. Zoradi spent 30 years at The Walt Disney Company, a major motion picture studio, including serving as the President of Walt Disney Studios Motion Picture Group. Prior to that, Mr. Zoradi served in a variety of positions of increasing responsibility with The Walt Disney company, including as the General Manager of Buena Vista Television and President of Buena Vista International with responsibility for the international theatrical and home entertainment marketing and distribution of Disney, Touchstone and Pixar films. Mr. Zoradi also served as the President and Chief Operating Officer (COO) of Dick Cook Studios from January 2011 until July 2014 and the COO of Dreamworks Animation SKG, Inc. from August 2014 until January 2015.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ELECTION OF EACH CLASS II NOMINEE

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CLASS III DIRECTORS TERM EXPIRING 2022

Benjamin Chereskin
Director Since: 2004 Nominee of: Board Board Committees: Compensation Committee; Strategic Long-Range Planning Committee (Chair) Age: 62 Other Public Company Boards: 1

Skills and Qualifications

•  Strategic planning and finance growth opportunities

•  Extensive knowledge and experience in corporate finance, mergers and acquisitions

•  Executive compensation experience

Other Current Board Experience

•  CDW, Corporation

Previous Board Experience

•  Boulder Brands, Inc.

Professional Highlights

Mr. Chereskin is President of Profile Capital Management LLC (Profile Management), an investment management firm, which he founded in October 2009. Prior to founding Profile Management, Mr. Chereskin was a Managing Director and Member of Madison Dearborn Partners, LLC, a private equity firm, from 1993 until October 2009, having co-founded the firm in 1993.

Lee Roy Mitchell
Founder Nominee of: Mitchell Investors Board Committees: None Age: 84 Other Public Company Boards: 0

Skills and Qualifications

•  Depth of experience in the motion picture industry

•  Long-term historic industry perspective

•  Leadership experience, including past memberships on public company boards

Other Current Board Experience

•  Not Applicable

Previous Board Experience

•  National CineMedia, Inc.

Professional Highlights

Mr. Mitchell is the founder of the Company. He has served as Chairman of the Board since March 1996 and as a director since our inception in 1987. Mr. Mitchell has been engaged in the motion picture exhibition business for over 50 years. His depth of experience in the motion picture industry has been invaluable to the Board. Additionally, Mr. Mitchell brings a long-term historic industry perspective and leadership experience to the Board.

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Ray Syufy
Director Since: 2006 Nominee of: Board Board Committees: Strategic Long-Range Planning Committee Age: 58 Other Public Company Boards: None

Skills and Qualifications

•  Deep knowledge of the motion picture industry

•  Strategic planning expertise, particularly with respect to competition from other forms of entertainment

•  Operational expertise

Other Current Board Experience

•  Not Applicable

Previous Board Experience

•  Not Applicable

Professional Highlights

Mr. Syufy began working for Century Theatres, Inc. (Century Theatres), a regional movie exhibitor, in 1977, and held positions in each of the major departments within Century Theatres. In 1994, Mr. Syufy was named President of Century Theatres and was later appointed CEO and Chairman of the board of directors of Century Theatres. Mr. Syufy resigned as an officer and director of Century Theatres upon the consummation of our acquisition of Century Theatres in 2006. Since then, Mr. Syufy has presided as CEO of Syufy Enterprises, Inc. (Syufy Enterprises) a retail and real estate holding company with operations in California, Nevada, Arizona, Colorado, and Texas.

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CLASS I DIRECTORS TERM EXPIRING 2023

Nancy Loewe
Director Since: 2017 Nominee of: Board Board Committees: Audit Committee (Chair and Financial Expert); Governance Committee Age: 53 Other Public Company Boards: 0

Skills and Qualifications

•  Accounting and financial management expertise

•  Risk oversight experience

•  Previous management and oversight experience at large public companies

•  Management and executive experience

Other Current Board Experience

•  Not Applicable

Previous Board Experience

•  Not Applicable

Professional Highlights

Ms. Loewe has been the Chief Financial Officer (CFO) of Weyerhaueser Company, one of the world’s largest private owners of timberlands, since 2021. Prior to that, Ms. Loewe was a Senior Vice-President - Finance of Visa, Inc. (Visa), a multinational financial services corporation, since March 2019. Prior to Visa, Ms. Loewe served as the CFO for Kimberly-Clark International and prior to that she was the Chief Strategy Officer and Global Treasurer for Kimberly-Clark Corporation, a multinational personal care corporation. She has also served as Vice President and CFO of Frito Lay North America. Additionally, Ms. Loewe held numerous positions during her 20-year tenure at GE, inside and outside the U.S., including Vice President - Strategic Transactions & Cash, as well as CFO for varying business units, such as Plastics Asia, Healthcare, and Consumer & Industrial.

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Steven Rosenberg
Director Since: 2008 Nominee of: Board Board Committees: Governance Committee (Chair) Age: 62 Other Public Company Boards: 1

Skills and Qualifications

•  Risk management, board governance and general management expertise

•  Accounting and financial management expertise

•  Management experience

Other Current Board Experience

•  Texas Capital Bancshares, Inc.

Previous Board Experience

•  Not Applicable

Professional Highlights

Mr. Rosenberg is the Manager of SPR Ventures Inc., a private investment firm he founded in 1997. He was the President of SPR Packaging LLC, a manufacturer of flexible packaging, from 2006 to 2018.

Enrique Senior
Director Since: 2004 Nominee of: Board Board Committees: Strategic Long-Range Planning Committee Age: 77 Other Public Company Boards: 2

Skills and Qualifications

•  Extensive knowledge of film, media and entertainment, and beverage industries

•  Strong strategic planning and management expertise

•  Executive experience

Other Current Board Experience

•  Group Televisa S.A.B.; Coca-Cola FEMSA, S.A.

Previous Board Experience

•  Not Applicable

Professional Highlights

Mr. Senior is a Managing Director of Allen & Company LLC, a boutique investment bank, and has been employed by the firm since 1972. He has served as a financial advisor to several corporations including Coca-Cola Company, General Electric, CapCities/ABC, Columbia Pictures and QVC Networks.

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Nina Vaca
Director Since: 2014 Nominee of: Board Board Committees: Governance Committee; Compensation Committee (Chair); Age: 49 Other Public Company Boards: 1

Skills and Qualifications

•  Wealth of leadership and business experience particularly with regards to information technology and e-commerce

•  Governance and executive compensation knowledge

•  Management and executive experience

Other Current Board Experience

•  Comerica, Inc.

Previous Board Experience

•  Kohls, Corp.

Professional Highlights

Ms. Vaca is the founder, Chairman and CEO of the Pinnacle Group of companies, including Pinnacle Technical Resources, Inc. (together, Pinnacle) and Vaca Industries, Inc. Founded in 1996, Pinnacle is an information technology services and solutions provider.

NOMINATIONS FOR ELECTION TO THE BOARD

Our Governance Committee is responsible for identifying and recommending director candidates to our Board for nomination. This is an ongoing process through which the Board has added three new directors – Mmes. Antonellis and Loewe and Mr. Zoradi - since 2015. These directors have not only added to the Board’s portfolio of skills in finance, accounting, leadership experience and industry knowledge but have also particularly supplemented the experience in the information technology and cybersecurity areas.

Although the Board retains ultimate responsibility for approving candidates for election, the Governance Committee conducts the initial screening and evaluation. The Governance Committee has not established any minimum qualifications that must be met by a director candidate or identified any set of specific qualities or skills that it deems to be mandatory. Based on the director qualifications discussed under Board Diversity and Director Qualifications, the Governance Committee’s goal is to maintain a mix of different viewpoints such that the Company benefits from the fresh perspectives brought by new directors and the institutional knowledge and industry insights of directors having longer experience on our Board. The Governance Committee’s policy regarding consideration of potential director nominees acknowledges that choosing a director is dependent upon a number of subjective and objective criteria many of which are difficult to categorize. The Governance Committee considers candidates recommended by current directors, management, third party search firms engaged by the Governance Committee, and stockholders. Under the director nomination agreement which we entered into on April 9, 2007 with certain of our then current stockholders (Director Nomination Agreement), the Mitchell Investors (as defined in the Director Nomination Agreement) have a right to designate two nominees to the Board. Mr. Sepulveda is a nominee of the Mitchell Investors. All candidates, including candidates recommended by stockholders, are evaluated on the basis of the same criteria. Stockholders who wish to recommend a candidate to the Governance Committee or submit nominees for election at the 2022 annual meeting should follow the instructions on page 74.

BOARD LEADERSHIP

Lead Independent Director

Mr. Sepulveda serves as the Board’s Lead Independent Director (Lead Director). The Lead Director has the authority to preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the

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non-management directors and has the authority to call meetings of the non-management directors. The Lead Director serves as principal liaison between the non-management directors and Company management. In consultation with the Chairman and the CEO, the Lead Director approves meeting schedules and agendas and the information provided to the Board. If requested by stockholders and as appropriate, the Lead Director will also be available, as the Board’s liaison, for consultation and direct communication.

Separation of Chairman and CEO Roles

Although the Board does not have a formal policy on separation of the roles of the CEO and Chairman, we have kept these positions separate since 2007. Separating the Chairman and CEO roles allows us to develop and implement corporate strategy that is consistent with the Board’s oversight role, while facilitating strong day-to-day executive leadership. Mr. Mitchell provides leadership to the Board by chairing meetings, organizing directors and facilitating Board deliberations. His in-depth knowledge of the motion picture industry for more than five decades and his long-standing relationships within the industry provide the Board an invaluable resource and leadership particularly in the area of strategic initiatives, including evaluating new diversification and growth opportunities.

The Board believes that its leadership structure is appropriate for Cinemark. Through the role of the Lead Director, the independence of the Board’s standing committees, and the regular use of executive sessions of the non-management directors, the Board is able to maintain independent oversight of risks to our business, our long-term strategies, annual operating plan, and other corporate activities. These features, together with the role and responsibilities of the Lead Director described above, ensure a full and free discussion of issues that are important to Cinemark’s stockholders. At the same time, the Board is able to take advantage of the unique blend of leadership, experience and knowledge of our industry and business that Mr. Mitchell and Mr. Zoradi separately bring to the table.

BOARD INDEPENDENCE

The majority of our Board is independent with 7 out of 10 directors being independent. We comply with the independence requirements of the New York Stock Exchange (NYSE) listing standards. The test for independence under the NYSE listing standards is whether the director

1.            is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company;

2.            has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service);

3.            (a) is a current partner or employee that is the Company’s internal or external auditor; (b) has an immediate family member who is a current partner of such a firm; (c) has an immediate family member who is a current employee of such firm and personally works on the Company’s audit; or (d) is or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time;

4.            is, or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or has served on that company’s compensation committee; or

5.            is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

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The Board in coordination with our Governance Committee, and assistance of the Company’s general counsel, followed the NYSE bright-line tests and considered the transactions reported under the Certain Relationships and Related Party Transactions to determine the independence of the Board members. On the basis of this review, the Board affirmatively determined, in its business judgment, that (a) the majority of the Board was, and continues to be, independent, (b) each of Mmes. Antonellis, Loewe and Vaca and Messrs. Chereskin, Rosenberg, Senior and Sepulveda are independent, (c) Messrs. Mitchell and Syufy are not independent due to their transactions with the Company exceeding $120,000 annually, (d) Messrs. Mitchell and Zoradi are not independent because they are employees of the Company, (e) each of Mmes. Antonellis and Loewe and Messrs. Rosenberg and Sepulveda meet all applicable requirements for membership in the Audit Committee, (f) Ms. Loewe and Mr. Sepulveda qualify as “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC and satisfy the NYSE’s financial experience requirements, and (g) each of Ms. Vaca and Messrs. Chereskin and Sepulveda meet all applicable requirements for membership in the Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board has adopted a written policy supplementing our Code of Business Conduct and Ethics relating to the review, approval and ratification of transactions between us and “related parties” as generally defined by applicable rules under the Securities Act of 1933, as amended. The policy covers any related party transaction in which the amount involved exceeds $120,000. Our Board has determined that the Audit Committee is best suited to review and approve related party transactions, although in certain circumstances the Board may determine that a particular related party transaction be reviewed and approved by a majority of disinterested directors. In reviewing and approving a related party transaction, the Audit Committee, after satisfying itself that it has received all material information regarding the related party transaction under review, shall approve based upon the determination whether the transaction is fair and in the best interest of the Company.

Management presents any proposed related party transaction at an Audit Committee meeting for review and approval. If management becomes aware of a proposed or existing related party transaction that has not been presented or pre-approved by the Audit Committee, management shall promptly notify the Chair of the Audit Committee who shall submit such related party transaction to the full Audit Committee for approval or ratification, if the Audit Committee determines that such transaction is fair to the Company. If management, in consultation with our CEO, CFO or General Counsel determines that it is not practicable to wait until the next Audit Committee meeting, the Chair of the Audit Committee has been delegated the authority to review, consider and approve any such transaction. In such event, the Chair of the Audit Committee shall report any related party transaction approved by him or her at the next Audit Committee meeting. The Audit Committee may establish guidelines it determines as necessary and appropriate for management to follow in dealings with related parties and related party transactions. The procedures followed in considering a related party transaction are evidenced in the resolutions and minutes of the meetings of the Audit Committee or Board, as applicable.

The Company has the following related party transactions with Mr. Mitchell and Mr. Syufy.

Laredo Theatre

We manage theatres for Laredo Theatre, Ltd., (Laredo). We are the sole general partner and own 75% of the limited partnership interests of Laredo. Lone Star Theatres, Inc. (Lone Star) owns the remaining 25% of the limited partnership interests in Laredo and is 100% owned by Mr. David Roberts, Lee Roy Mitchell’s son-in-law. Under the agreement, management fees are paid by Laredo to us at a rate of 5% of annual theatre revenues up to $50 million and 3% of annual theatre revenues in excess of $50 million. We recorded approximately $0.15 million of management fee revenue from Laredo during 2020. As the sole general partner and the majority limited partner of Laredo, we control the affairs of the limited partnership and have the rights to dissolve the partnership or sell the theatres. We also have a license agreement with Laredo permitting Laredo to use the “Cinemark” service mark, name and corresponding logos and insignias in Laredo, Texas.

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Copper Beech LLC

Effective September 2, 2009, Cinemark USA, Inc. (CUSA), a wholly-owned subsidiary of the Company, entered into an Aircraft Time Sharing Agreement (Aircraft Agreement), with Copper Beech Capital, LLC, a Texas limited liability company (Operator), for the use of an aircraft and flight crew on a time sharing basis. Lee Roy Mitchell, our Chairman of the Board, and his wife, Tandy Mitchell own the membership interests of the Operator. Prior to the execution of the Aircraft Agreement, the Company had an informal agreement with the Operator to use, on occasion, a private aircraft owned by the Operator. The private aircraft is used by Mr. Mitchell and other executives who accompany Mr. Mitchell to business meetings for the Company. The Aircraft Agreement specifies the maximum amount that the Operator can charge the Company under the applicable regulations of the Federal Aviation Administration for the use of the aircraft and flight crew. The Company pays the Operator the direct costs and expenses related to fuel, pilots, landing fees, storage fees, insurance obtained for the specific flight, flight planning, weather contract services and expenses such as in-flight food and beverage services and passenger ground transportation incurred during a trip. For 2020, the aggregate amounts paid to Copper Beech LLC for the use of the aircraft was approximately $10,000.

FE Concepts, LLC

The Company, through its wholly-owned indirect subsidiary CNMK Texas Properties, LLC, formed a joint venture, FE Concepts, LLC (FE Concepts), with AWSR Investments, LLC (AWSR), an entity owned by Lee Roy Mitchell and Tandy Mitchell. FE Concepts operates a family entertainment center that offers bowling, gaming, movies and other amenities. The Company and AWSR each invested approximately $20.0 million and each have a 50% voting interest in FE Concepts. The Company has a theatre services agreement with FE Concepts under which the Company receives management fees for providing film booking and equipment monitoring services for the facility. The Company recorded $0.34 million of management service fees during the year ended December 31, 2020.

Family Relationships

Walter Hebert III, brother-in-law of Mr. Mitchell, is the Executive Vice President – Purchasing of the Company. Mr. Hebert received a total compensation of $519,860 for 2020. Such amount included base salary of $244,624, fair market value of annual restricted stock grant of $114,980, cash value of retention grant of $43,122, cash value of bonus equity of $86,240, and all other compensation of $30,894.

Tandy Mitchell, wife of Mr. Mitchell, participated in the voluntary workforce reduction program and is no longer an employee of the Company. Ms. Mitchell’s compensation for 2020 was $145,875.

Century Theatres

Our subsidiary, Century Theatres, currently leases 14 theatres and one parking facility from Syufy Enterprises or affiliates of Syufy Enterprises. Raymond Syufy, one of our directors, is an officer of the general partner of Syufy Enterprises. All of the leases except one have fixed minimum annual rent. The remaining lease has rent based upon a specified percentage of gross sales as defined in the lease with no minimum annual rent. For 2020, we paid approximately $24 million in rent for these leases. Since 2019, we began providing digital equipment support to drive-in theatres owned by Syufy Enterprises. We recorded $0 of management fees related to these services during 2020.

Director Nomination Agreement

Under the Director Nomination Agreement which we entered into on April 9, 2007 with certain of our then current stockholders, the Mitchell Investors (as defined in the Director Nomination Agreement) have a right to designate two nominees to the Board and Messrs. Mitchell (Class III) and Sepulveda (Class II) are its current nominees.

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BOARD DIVERSITY AND DIRECTOR QUALIFICATIONS

Our Corporate Governance Guidelines contain Board membership criteria which are set as broad tenets rather than as specific weighted criteria. To carry out its responsibilities and set the appropriate tone at the top, our Board is keenly focused on its leadership structure, and the character, integrity, and qualifications of its members. Our directors have a proven record of accomplishment and an ability to exercise sound and independent judgment in a collegial manner.

Our Board does not have a formal diversity policy. It broadly construes diversity to mean diversity of backgrounds, experience, qualifications, skills, age and expertise, among other factors, which when taken together best serve our Company and our stockholders. The following presentation highlights some of the diversity metrics of our Board.

In selecting board members, the Board takes into account, in addition to the core attributes, the range of talents, experience and expertise that are needed and would complement those that are currently represented on the Board. The Board seeks to achieve a mix of members whose experience and backgrounds are relevant to the Company’s strategic priorities and the scope and complexity of our business.

Our directors complement each other in their mix of skills by bringing to the Board expertise and experience on the entertainment industry, capital markets, financial management, real estate, cybersecurity, technology, strategic planning and corporate governance. Additionally, in selecting Board members, our Governance Committee follows applicable regulations to ensure that our Board includes members who are independent, possess financial literacy and expertise, an understanding of risk management principles, policies, and practices, and can appropriately oversee and guide management.

Core Director Attributes
High personal and professional ethics and integrity
Strong business judgment
Experience beneficial to the Company
Proven leadership and management skills
Broad training and experience at the policy-making level
Dedicated—able to devote necessary time to oversight duties and represent stockholders’ interests
Commitment to serve for a period of several years to develop knowledge about the Company

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The following chart summarizes the core competencies of each director.

Skill/Experience Matrix
Experience	Director

Financial Literacy	✓	✓	✓		✓	✓	✓		✓	✓

Financial Management/Corporate Finance	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Accounting and Financial Oversight/Enterprise Risk Management	✓		✓		✓		✓			✓

Corporate Governance		✓	✓		✓		✓		✓

CEO Experience	✓			✓			✓	✓	✓	✓

Non-CEO Executive Experience		✓	✓		✓	✓				✓

Industry Knowledge	✓			✓		✓		✓		✓

Mergers and Acquisitions		✓	✓	✓		✓

Other Public Company Board Service	✓	✓		✓	✓	✓	✓		✓	✓

Leadership	✓	✓		✓	✓		✓	✓	✓	✓

Strategic Vision and Planning	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Information Technology and Cybersecurity	✓								✓

BOARD OVERSIGHT OF RISK

Throughout 2020, governance and risk management played a critical role in our response to the COVID-19 pandemic. As we confronted the challenges to our industry, we implemented operational teams to oversee daily decision-making to ensure our actions remained consistent with our priorities and in compliance with government mandates. The Board played a pivotal oversight role in our business continuity planning and execution in the face of the pandemic and oversaw the management by our executive team of risks related to continuing business operations, industry, financial controls, liquidity, employee retention, health and safety and IT operations.

Our Board believes that risk management is an important part of establishing, updating and executing Cinemark’s business strategy. The Board, as a whole and at the committee level, has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations and the financial condition and performance of the Company. The Board focuses its oversight on the most significant risks facing the Company and on the processes that the Board has established to identify, prioritize, assess, manage and mitigate those risks.

Annually, and if needed more frequently, the Board reviews and considers Cinemark’s long-term strategic plan and its annual financial and operating plan. The Board and its committees also receive regular reports from members of senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While the Board has an oversight role, management is principally tasked with direct responsibility for managing and assessing the risks and implementing processes and controls to mitigate their effects on the Company.

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The Board’s leadership structure, with a Lead Director, separate Chairman and CEO, independent Board standing committees, the active participation of committees in the oversight of risk, and open communication with management support the risk oversight function of the Board. Each committee has risk oversight responsibilities and provides regular reports to the Board. Our risk governance structure is as follows:

BOARD OF DIRECTORS Oversight of overall risks. Oversight of the Company’s risk management and risk mitigation processes.

AUDIT COMMITTEE Oversees risks related to financial controls and reporting, internal controls, IT and cybersecurity, ethics and compliance	COMPENSATION COMMITTEE Oversees risks related to compensation policies, practices, incentive-related risks and succession planning	GOVERNANCE COMMITTEE Manages risks associated with governance structures, policies and processes

STRATEGIC PLANNING COMMITTEE Oversees and advises on risks related to alternative strategic options and external developments	MANAGEMENT Responsible for identification, assessment and mitigation of risks

MEETING ATTENDANCE

During 2020, the Board held six (6) meetings and took action by written consent on four (4) occasions. All directors attended at least seventy-five percent (75%) of all meetings held by the Board and all meetings held by committees of the Board on which such director served.

All directors are strongly encouraged to attend the Annual Meeting, but we do not have a formal attendance requirement. Eight directors attended our virtual 2020 Annual Meeting.

EXECUTIVE SESSIONS

Pursuant to our Corporate Governance Guidelines and the rules of the NYSE, our non-management directors meet periodically in executive sessions with no Company personnel present. Our Corporate Governance Guidelines require separate sessions of the non-management directors at least twice a year.

The presiding director of the executive sessions is currently our Lead Director, Mr. Sepulveda. During 2020, our non-management directors met four times and our independent directors met once in executive sessions.

INVESTOR OUTREACH

We value the input and insights of our stockholders and are committed to continued engagement with our investors. As part of our proactive stockholder engagement program to ensure management and the Board understand and consider the issues that matter the most to our stockholders, we offered meetings to our top institutional investors, representing nearly 60% of our stockholder base. We held meetings with all that accepted our request, totaling more than 20% of the total shares outstanding. Key themes discussed included the impact of COVID-19 on our industry and the Company, succession planning for the Board, executive compensation and corporate social responsibility and sustainability. Our corporate governance profile reflects the input of stockholders from our outreach efforts.

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STOCKHOLDER COMMUNICATIONS WITH THE BOARD

As stated in our Corporate Governance Guidelines, any Company stockholder or other interested party who wishes to communicate with the non-management directors as a group may direct such communications by writing to the:

Company Secretary

Cinemark Holdings, Inc.

3900 Dallas Parkway

Plano, TX 75093

The communication must be clearly addressed to the Board or to a specific director. If a response is desired, the individual should also provide contact information such as name, address and telephone number. All such communications will be reviewed initially by the Company Secretary. The Company Secretary will forward to the appropriate director(s) all correspondence, except for items of the following nature:

•	advertising;
•	promotions of a product or service;
•	patently offensive material; and
•	matters completely unrelated to the Board’s functions, Company performance, Company policies or that could not reasonably be expected to affect the Company’s public perception.

The Company Secretary will prepare a periodic summary report of all such communications for the Board. Correspondence not forwarded to the Board will be retained by the Company and will be made available to any director upon request.

OUR ENVIRONMENTAL AND SOCIAL PRACTICES

Sustainability Initiatives:

We have an ongoing commitment to promote environmental sustainability in our communities, including reducing our carbon footprint through energy efficient measures and reducing waste through co-mingled recycling programs. We have been recognized and awarded for our sustainability efforts and are currently listed on the EPA Green Power Partner National Top 100 list. Since 2019, through Virtual Power Purchase Agreements and Renewable Energy Credits earned via contracts in deregulated markets, we have been able to offset some of our annual electricity usage through renewable options. We also recycle at all eligible locations and in 2019 diverted approximately 27% of our waste from landfills. Since 2012, we have recycled 60,000 tons of waste. In select locations, we also compost certain waste material. We have incorporated LED lighting in whole or in part in most theatres and parking lots. We also have energy management systems in place for automated lighting and HVAC controls to ensure energy efficiency. We also engineer our HVAC units to minimize energy waste and to reduce power consumption. As of December 31, 2020, we have three LEED certified theatres.

Our Passion for People:

Our employees form the core of our Cinemark Values. We seek to be an equitable, diverse and inclusive company. We are committed to diverse representation across all levels of our workforce to reflect the vibrant and thriving diversity of the communities in which we live and work. As part of our ongoing commitment to a diverse and inclusive workforce, we have organized conscious inclusion training sessions for our leadership teams, theatre general managers and our employees at the Service Centre. To facilitate discussions regarding diversity and inclusion, we have arranged for external speakers to speak at our town halls. We also support employee-driven support groups (ERGs) which help foster inclusion among all teammates, build awareness, recruit and retain a diverse workforce necessary for the Company to successfully operate in a global, multicultural, and evolving business environment. We support the continuous development of professional, technical and leadership skills of our employees by offering tuition assistance, skills development courses through partnerships with leading educational institutions, and leadership development and training both generally and as part of our diversity and inclusion initiatives.

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The Company understands that continuous engagement with its employees is vital to driving successful, meaningful outcomes. To foster a corporate culture of transparency and collaboration, senior management conducts regular “town-hall” style meetings with employees to share, among other matters, Company performance, business conditions and market challenges, and respond to employee concerns through question-and-answer sessions. These meetings were particularly important during 2020 to keep our employees informed of the impact of the pandemic on our Company and our business, status of the industry and that of the theatre reopenings. It also promoted motivation and boosted morale. We also conduct employee satisfaction surveys that provide actionable feedback from employees to management. The survey responses are anonymous, measure employee satisfaction, and solicit honest feedback. We also conduct annual performance reviews with bi-annual check-ins for all full-time employees, during which employees and managers address goals, developmental opportunities, strengths, and weaknesses. These reviews facilitate productive conversations across the organization and an open feedback culture.

In recognition and gratitude for our moviegoing communities, we strongly encourage team members to give back to the community. For the past several years, we have held annual service days for team members. We are a proud long-term corporate partner with charities such as Variety the Children’s Charity, Will Rogers Motion Pictures Pioneers Foundation and St. Jude Children’s Research Hospital and host an annual golf tournament to raise funds for selected charities.

CORPORATE GOVERNANCE POLICIES AND CHARTERS

The following documents make up our corporate governance framework:

•	Corporate Governance Guidelines;
•	Amended and Restated Charter of the Audit Committee (Audit Committee Charter);
•	Charter of the Governance Committee (Governance Committee Charter); and
•	First Amendment to Amended and Restated Compensation Committee Charter (Compensation Committee Charter).

Current copies of the above policies and guidelines are available publicly on our website at https://ir.cinemark.com/ under the “Governance” tab.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has also adopted a Code of Business Conduct and Ethics, which applies to directors, executive officers and employees. The Code of Business Conduct and Ethics sets forth the Company’s policies on critical issues such as conflicts of interest, insider trading, protection of our property, business opportunities and proprietary information. We will post on our website any amendment to, or a waiver from, a provision of the Code of Business Conduct and Ethics for executive officers and directors that have been approved by our Board or any Board committee. The Code of Business Conduct and Ethics is available on our website at https://ir.cinemark.com/ under the “Governance” tab.

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BOARD COMMITTEES

Our Board currently has three standing committees – Audit Committee, Compensation Committee and the Governance Committee. In addition, the Board has the Strategic Long-Range Planning Committee. The Board has temporarily disbanded its New Ventures Committee given its focus on strategic planning. The current composition of each of the committees is set forth below:

Name	Audit	Compensation	Governance	Strategic Planning
Darcy Antonellis	Member			Member
Benjamin Chereskin		Member		Chair
Nancy Loewe	Chair		Member
Lee Roy Mitchell	-	-	-	-
Steven Rosenberg	Member		Chair
Enrique Senior				Member
Carlos Sepulveda	Member	Member		Member
Raymond Syufy				Member
Nina Vaca		Chair	Member
Mark Zoradi	-	-	-	-
Number of Committee Meetings Held During 2020	4	6	1	3
Number of Decisions by Consent During 2020	1	2	0	0

AUDIT COMMITTEE

Effective February 11, 2021, the Governance Committee recommended, and the Board approved Nancy Loewe as the Chairman of the Audit Committee. Both Mr. Sepulveda, the past Chair, and Ms. Loewe qualify as “audit committee financial experts” within the meaning of Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. See Ms. Loewe and Mr. Sepulveda’s biographies on page 18 and page 14 respectively, for further information regarding their qualifications to be an “audit committee financial expert”. Each of the Audit Committee members satisfies the standards for independence of the NYSE and the SEC as they relate to audit committees.

The Audit Committee is governed by the Audit Committee Charter which sets forth the purpose and responsibilities of this committee.

Functions:

The functions of the Audit Committee include the following:

•

assisting the Board in its oversight responsibilities regarding (1) the integrity of our financial statements, (2) our risk management compliance with legal and regulatory requirements, (3) our systems of internal control and (4) our accounting, auditing and financial reporting processes generally, including the qualifications, independence and performance of the independent registered public accountants;

•	approving the report required by the SEC for inclusion in our annual proxy or information statement;
•	appointing, retaining, compensating, evaluating and replacing our independent registered public accountants;
•	approving audit and non-audit services to be performed by the independent registered public accountants;
•

establishing procedures for the receipt, retention and resolution of complaints regarding accounting, internal control or auditing matters submitted confidentially and anonymously by employees through the whistleblower hotline; and

•	performing such other functions as the Board may from time to time assign to the Audit Committee.

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The Audit Committee meets on a quarterly basis with Company management and Deloitte and Touche, to discuss, among other items, the earnings press release related to the quarter and the year (as applicable), the Company’s financial statements for the applicable period and any changes in significant accounting policies and its impact on the Company’s financial statements. The Audit Committee also meets, on a periodic basis, with Deloitte and Touche in executive sessions without the presence of members of management.

As part of the Board’s duty of risk oversight, the Board has delegated authority of cybersecurity oversight to the Audit Committee. The Audit Committee is updated by Company management twice a year to monitor and evaluate the cybersecurity threats and the effectiveness of the Company’s controls to address those risks. The Audit Committee also oversees and monitors the enterprise level risks related to ethics and compliance with the Company’s code of business conduct. Company management provides to the Audit Committee, at every quarterly meeting, the top claims (as determined by management) reported through the ethics hotline, and summary reports for various categories of claims, for both domestic and international, with a comparison to previous years.

The Board has also delegated its authority to approve related party transactions to the Audit Committee. The Company’s written policy regarding approval of related party transactions provides that management must present to the Audit Committee all potential related party transactions including the nature of the transaction, material terms and the maximum dollar value of the transaction. The Audit Committee approves based upon the determination of whether the transaction is fair and in the best interest of the Company. See Certain Relationships and Related Party Transactions on page 22 for further details on the approval of related party transactions.

Approval of Audit and Non-Audit Services:

The Audit Committee approves all audit and permissible non-audit services above a de-minimis threshold (including the fees and terms of the services) performed for the Company by Deloitte and Touche prior to the time that those services are commenced. The Audit Committee may, when it deems appropriate, form and delegate this authority to a sub-committee consisting of one or more Audit Committee members, including the authority to grant pre-approvals of audit and permitted non-audit services. The decision of such sub-committee is presented to the full Audit Committee at its next meeting. The Audit Committee pre-approved all fees for 2020 noted in the table below.

Fees Paid to Independent Registered Public Accounting Firm:

We paid the following fees (in thousands) to Deloitte and Touche and its affiliates for professional services rendered by them during 2020 and 2019, respectively:

Fees	2020	2019
Audit	$2,158.5	$2,056.9
Audit Related	$179.7	$154.0
Tax(1)	$86.8	$60.8
Other	$-	$-
Total	$2,425.0	$2,271.7
(1) Fees primarily include transfer pricing studies and tax compliance services.

Audit Committee Report

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for 2020. We have discussed with Deloitte and Touche the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. We have received the written disclosures and the letter from Deloitte and Touche as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and have discussed with Deloitte and Touche its independence. Based on the above review and discussions, we recommended to the Board that the audited financial statements for the Company be included in the Company’s 2020 Form 10-K for filing with the SEC.

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Respectfully submitted,

Nancy Loewe (Chair)

Steven Rosenberg

Darcy Antonellis

Carlos Sepulveda (Past Chair)

COMPENSATION COMMITTEE

Each member of the Compensation Committee satisfies the standards for independence of the NYSE as they relate to compensation committees and qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act. The Compensation Committee is governed by the Compensation Committee Charter, which sets forth the purpose and responsibilities of this committee.

Functions

The functions of the Compensation Committee include the following:

•	making recommendations to the Board on the Company’s general compensation philosophy and objectives and on all matters of policy and procedures relating to executive compensation;
•	determining and approving the CEO’s compensation level;
•	determining and approving the compensation of the non-CEO NEOs and reviewing the compensation of certain other executive officers;
•

administering (to the extent such authority is delegated to the Compensation Committee by the Board) the incentive compensation and equity-based plans and recommending to the Board any modifications of such plans;

•	validating and approving the achievement of performance levels under the Company’s incentive compensation plans;
•	reviewing, recommending, and discussing with management the CD&A section included in the Company’s annual proxy statement; and
•	developing a succession planning program for the CEO and senior management.

GOVERNANCE COMMITTEE

The Governance Committee is composed solely of directors who satisfy all criteria for independence under the rules of the NYSE. The Governance Committee is governed by the Governance Committee Charter setting forth the purpose and responsibilities of this committee.

Functions

The functions of the Governance Committee include the following:

•	identifying individuals qualified to become Board members and evaluate candidates for Board membership, including those recommended by stockholders in compliance with the Company’s by-laws;
•	recommending to the Board the director nominees for election or to fill any vacancies and newly created directorships on the Board;
•	identifying and recommending to the Board members qualified to fill any vacancies on a committee of the Board;
•	developing and recommending to the Board a set of corporate governance guidelines and reviewing and reassessing the adequacy of such guidelines at least annually;
•	overseeing the Board’s annual self-evaluation process and the Board’s evaluation of management;
•	periodically reviewing the criteria for the selection of new directors to serve on the Board and recommending any proposed changes to the Board for approval;

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•	periodically reviewing and making recommendations regarding the composition and size of the Board;
•

periodically reviewing and making recommendations regarding the composition, size, purpose, structure, operations and charter of each of the Board’s committees, including the creation of additional committees or elimination of existing committees;

•	annually recommending to the Board the chairpersons and members of each of the Board’s committees; and
•	reviewing and reassessing the adequacy of the Governance Committee Charter on an annual basis and recommend any proposed changes to the Board for approval.

DIRECTOR COMPENSATION

Our director compensation program is designed to attract and to fairly compensate highly qualified, non-employee directors to represent our stockholders on the Board and to act in the stockholders’ best interests. The Company believes that compensation for non-management directors should be competitive and should encourage increased ownership of the Company’s Common Stock through the payment of a portion of director compensation in Company equity. In accordance with the Compensation Committee Charter, the Compensation Committee sets the compensation of our Board members. Pearl Meyer, the Compensation Committee’s independent compensation consultant annually reviews and reports to the Compensation Committee as to how the Company’s director compensation practices compare with those of other similarly situated companies. The Board makes changes in its director compensation practices only upon the recommendation of the Compensation Committee, and following discussion and unanimous concurrence by the full Board.

The compensation of our non-employee directors is subject to our Third Amended and Restated Non-Employee Director Compensation Policy (Director Compensation Policy). Under the Director Compensation Policy, a non-employee director is one who is not (i) an employee of the Company or any of our subsidiaries, or (ii) an employee of any of the Company’s stockholders which has contractual rights to nominate directors. Therefore, as Company employees, Messrs. Mitchell and Zoradi do not receive any compensation for their services on the Board or any of its committees.

The compensation of the directors per the Director Compensation Policy is as follows:

(a)	a base director retainer of $60,000;
(b)	additional retainer of $35,000 for the non-employee director who serves as the lead independent director;
(c)	additional cash retainer for services on the committees as follows:

Committee	Chairperson	Member
Audit	$20,000	$10,000
Compensation	$15,000	$10,000
Governance	$10,000	$7,500
Strategic Long-Range Planning	$10,000	$5,000

Annual cash retainers are paid in four equal quarterly installments at the end of each quarter for services rendered during the quarter. All directors are reimbursed for travel related expenses incurred for each Board meeting they attend.

In addition to the annual cash retainers, the non-employee directors receive an annual grant of restricted stock valued at $115,000. The number of shares of restricted stock is determined by dividing $115,000 by the closing price of Common Stock on the grant date, rounded down to the nearest whole share. The grant date is typically on or around June 15. The annual awards vest on the first anniversary of the grant date subject to continued service to the Company through the vest date. The directors are also subject to a stock ownership guideline and are required to retain Common Stock ownership five times the value of their base retainer. Our 2017 Omnibus Incentive Plan (the “2017 Plan”) imposes a $1,000,000 limit on the compensation that can be awarded to a non-employee director in any given fiscal year, including the sum of (i) cash compensation and (ii) the grant date fair value of equity compensation under the 2017 Plan.

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As discussed earlier in this proxy statement, during 2020, management implemented Company-wide pay reductions for approximately five months, from April through August. During this period, the Board members opted to forego their cash retainers for the second quarter. Full payment of the cash retainers was reinstated beginning the third quarter, at the same time that the full salaries for the employees was reinstated. The following table sets forth summary information regarding the compensation of our non-employee directors for 2020. See the compensation tables beginning on page 54 for the compensation paid to Messrs. Mitchell and Zoradi.

Name	Fees Projected to Be Paid in 2020	Fees Actually Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total Compensation Actually Received
Darcy Antonellis	$70,000	$35,000	$114,990	$1,085	$151,075
Benjamin Chereskin	$80,000	$40,000	$114,990	$1,085	$156,075
Nancy Loewe	$77,500	$38,750	$114,990	$1,085	$154,825
Steven Rosenberg	$80,000	$40,000	$114,990	$1,085	$156,075
Enrique Senior	$70,000	$35,000	$114,990	$1,085	$151,075
Carlos Sepulveda	$130,000	$65,000	$114,990	$1,085	$181,075
Raymond Syufy	$70,000	$35,000	$114,990	$1,085	$151,075
Nina Vaca	$82,500	$41,250	$114,990	$1,085	$157,325

(1)	The grant date fair values were calculated based upon the closing price of Common Stock on June 15, 2020 of $15.33 per share. This calculation is in accordance with FASB ASC Topic 718.

See Note 17 to the Company’s 2020 Form 10-K, for discussion of the assumptions used in determining the grant date fair values of these share based awards, including forfeiture assumptions and the period over which the Company will recognize compensation expense for such awards.

At December 31, 2020, each of the directors owned 7,501 shares of restricted stock. See Security Ownership of Certain Beneficial Owners and Management table on page 68 for total stock ownership of each of the directors.

(2)

The amounts reported are dividends paid during the first quarter of 2020 on the shares of unvested restricted stock granted in 2019. The Company suspended quarterly dividends beginning the second quarter of 2020 due to the impact of the COVID-19 pandemic.

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ITEM TWO — RATIFICATION OF THE APPOINTMENT OF DELOITTE AND TOUCHE, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021

The Audit Committee has appointed and the Board has ratified the appointment of Deloitte and Touche as the Company’s independent registered public accounting firm for 2021. As a matter of good corporate governance, we are seeking stockholder ratification of the appointment of Deloitte and Touche. If the stockholders do not ratify the appointment of Deloitte and Touche, the Audit Committee may review its future selection of auditors. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

One or more representatives of Deloitte and Touche are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to answer appropriate questions. Please refer to page 30 for the fees paid to Deloitte and Touche in 2020 and 2019.

Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of Deloitte and Touche as the independent registered public accounting firm for 2021.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE AND TOUCHE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021

ITEM THREE — NON-BINDING, ANNUAL ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION PROGRAM

As required by Section 14A of the Exchange Act, the Company is providing stockholders with an opportunity to cast an advisory vote on the compensation of our NEOs as disclosed in the CD&A, the compensation tables, narrative discussion, and related footnotes included in this proxy statement).

While the vote is advisory, and therefore non-binding on the Company, the Compensation Committee values the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation decisions.

As discussed in more detail in the CD&A, our executive compensation program is designed to attract and retain a talented team of executives who can deliver on our commitment to build long-term stockholder value. The Compensation Committee believes our program is competitive in the marketplace and links pay to performance.

Accordingly, the Board recommends that you vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, compensation tables and narrative discussion is hereby APPROVED.”

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION FOR 2020

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COMPENSATION DISCUSSION AND ANALYSIS

To assist our stockholders in locating important information regarding our executive compensation program, the CD&A is organized as follows:

OUR NEOS

The CD&A provides a description of the material elements of our executive compensation program, as well as perspective and context for decisions made regarding the compensation of our CEO, CFO and our three other most highly compensated executive officers for the year ended December 31, 2020. These executive officers and their current positions are as follows:

Name	Age	Position
Lee Roy Mitchell	84	Executive Chairman of the Board
Mark Zoradi	67	Chief Executive Officer; Director
Sean Gamble	46	Chief Operating Officer; Chief Financial Officer
Michael Cavalier	54	Executive Vice President-General Counsel and Secretary
Valmir Fernandes	60	President-Cinemark International

Lee Roy Mitchell is the founder of the Company. He has served as our Chairman of the Board since March 1996 and as a director since our inception in 1987. Mr. Mitchell has been engaged in the motion picture exhibition business for over 50 years. Mr. Mitchell is the brother-in-law of Walter Hebert III, the Executive Vice President–Purchasing, of the Company. Mr. Mitchell served on the board of directors of National CineMedia, Inc. from 2007 until 2021.

Mark Zoradi has served as our director since June 2015 and our CEO since August 2015. Mr. Zoradi spent 30 years at The Walt Disney Company, including serving as the President of Walt Disney Studios Motion Picture Group. Prior to that, Mr. Zoradi served in a variety of positions of increasing responsibility with The Walt Disney Company, including as the General Manager of Buena Vista Television and President of Buena Vista International with responsibility for the international theatrical and home entertainment marketing and distribution of Disney, Touchstone and Pixar films. Mr. Zoradi also served as the President and COO of Dick Cook Studios from January 2011 until July 2014 and the COO of Dreamworks Animation SKG, Inc. from August 2014 until January 2015. Mr. Zoradi currently serves on the board of directors of National CineMedia, Inc.

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Sean Gamble has served as our COO and CFO since January 2018 and as our Executive Vice President and CFO since August 2014. Prior to joining Cinemark, from February 2009 until April 2014, Mr. Gamble worked for the Comcast Corporation as Executive Vice President and CFO of Universal pictures within NBCUniversal, one of the world’s leading media and entertainment companies. He joined Comcast after 15 years at the General Electric Company where he held multiple senior leadership positions, including CFO of GE Oil & Gas’ Equipment business based in Florence, Italy from May 2007 until January 2009.

Michael Cavalier has served as our Executive Vice President-General Counsel and Secretary since February 2014, our Senior Vice President-General Counsel and Secretary since January 2006 and our General Counsel since 1997. He has been with Cinemark for more than 25 years.

Valmir Fernandes has served as our President of Cinemark International, L.L.C. since March 2007 and has been with Cinemark for more than 20 years.

2020 SAY-ON-PAY RESULT

We provide stockholders with the opportunity to cast an annual advisory vote on the compensation of our NEOs. At the 2020 Annual Meeting, approximately 96% of the stockholder votes cast on say-on-pay were voted in favor of the proposal. The Compensation Committee believes that this substantial majority of votes in favor affirms stockholders’ support for our approach to executive compensation.

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EXECUTIVE SUMMARY

EXECUTIVE COMPENSATION HIGHLIGHTS FOR 2020 AND CHANGES FOR 2021

❖   February 2020: annual compensation was set

The compensation-related decisions for 2020 were made in February 2020, following Cinemark’s outstanding business and financial performance in 2019, and prior to the onset of the global COVID-19 pandemic. Given our high stockholder approval for the 2019 say-on-pay vote, the Compensation Committee did not make any material changes to the 2020 executive compensation program when it set the NEO compensation packages for 2020.

❖   March 2020: onset of the COVID-19 pandemic and its impact on compensation

The business environment for our Company drastically changed beginning mid-March, with the start of the pandemic. This resulted in significant consequences on our employee compensation, some of which were:

o	Salary reductions for a period of approximately five months;
o	Negation of the Company’s long-term and short-term performance-metrics, which determine a considerable portion of our executive compensation;
o	Loss of dividend income due to suspension of quarterly dividends; and
o	Loss of cash value of equity awarded as long-term incentive compensation due to depressed price of our Common Stock

❖   August 2020: Compensation Committee makes discretion-based Retention Equity Grant

The Compensation Committee awards restricted shares to all corporate employees and theatre general managers to address employee retention concerns in the context of concerns regarding the prolonged and continued impact of COVID-19 on the industry.

❖   December 2020: Compensation Committee makes discretion-based Bonus Equity Grant; accelerates vest of equity

To compensate, motivate and reward employees for their performance through the pandemic, the Compensation Committee awards immediately vesting shares of Common Stock to all bonus-eligible employees. NEOs receive restricted shares that vest on the first anniversary of the grant date. The Compensation Committee also approves accelerated vests of all equity awards that were due to vest on or before May 2021. These accelerated vests were deemed to be in the best interest of the Company as they provided employees with an additional source of compensation at year-end which helped motivate and reward employees for their performance while conserving cash and allowing the Company to leverage certain compensation related relief provided by COVID related legislation.

❖   2021 compensation impacted by COVID-19

In light of ongoing macroeconomic and industry conditions, in February 2021, the Compensation Committee adopts certain changes for the 2021 compensation program.

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OVERVIEW OF 2020 EXECUTIVE COMPENSATION SET IN FEBRUARY 2020

Base Salaries	Long-term Incentive Award Values
No increase in base salary of the CEO; Increase in base salary of the other NEOs to reflect their and Cinemark’s consistent outperformance of the industry and its peers	Annual equity awards granted to the NEOs to motivate performance and ensure alignment with stockholder interests
Target Cash Bonus Incentive	Equity Award Structure

No change in target cash bonus opportunity for Messrs. Mitchell, Zoradi, Cavalier and Fernandes

Target cash bonus opportunity for Mr. Gamble increased to reflect his outstanding performance, increasing job responsibilities and to align with market and internal pay equity

No change in the cash bonus structure; Adjusted EBITDA target was set to reflect, as of February, the projected state of the industry during 2020

No ABO rating adjustment for Messrs. Mitchell and Zoradi; opportunity of +/-15% adjustment for other NEOs

Equity awards included time-based and performance-based awards; target value of equity awards determined as a percentage of base salary; target raised for CEO and CFO to better align with market, and to incentivize performance; 75% of the target value for the CEO, and 60% of the target value for the other NEOs, was allocated to at-risk, performance-based equity

Time-based restricted stock awards vest 50% every 2 years; performance-based restricted stock unit awards are certified after a two-year performance period, vesting after an additional two-year retention period

The hurdle rates for the IRR metric used to measure performance for purposes of the performance-based awards remained the same as 2019

Time-based restricted stock awards vest 50% every 2 years; performance-based restricted stock unit awards are certified after a two-year performance period, vesting after an additional two-year retention period

A detailed discussion relating to each element of compensation and the decisions summarized above is included in Executive Compensation Components below.

of our CEO’s target total direct compensation was in the form of equity awards and 75% of the equity awards was Company performance-based	of our CEO’s target direct compensation was “at-risk” based on our performance against measurable objectives

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CEO

2020 Target Total Direct Compensation Mix

All Other NEOs

2020Target Total Direct Compensation Mix

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EXECUTIVE COMPENSATION BEST PRACTICES

The Compensation Committee monitors emerging best practices in executive compensation to incorporate them into our compensation program and enhance value for our stockholders. Through its commitment to strong governance, the Compensation Committee has implemented certain “best practices.” The chart below lists some of our compensation “best practices” and also provides the compensation practices we do not follow:

What We Do	What We Do Not Do

✓ Provide competitive, market-driven base salary	× Reward imprudent risk-taking

✓ Utilize formula-driven, quantitative performance targets for a significant portion of total compensation	× Provide “single trigger” provisions in our employment agreements for change in control

✓ Overlap performance periods and capped incentive opportunities	× Provide excise tax gross ups for change in control payments

✓ Balance mix of pay components	× Offer deferred compensation

✓ Align management and stockholder interests through stock ownership guidelines	× Agree to golden parachutes

✓ Prohibit executives from engaging in hedging transactions or pledging Cinemark stock	× Offer pension benefits

✓ Provide double trigger for change in control	× Provide excessive perks

OUR COMPENSATION PHILOSOPHY

Our executive compensation program is structured to attract, motivate, reward, and retain high caliber talent who will lead the Company to increase our competitive advantage and deliver sustainable profitability. This includes building a solid foundation for long-term growth while consistently achieving near-term results. While formulating an effective pay strategy, the Compensation Committee takes a holistic view of pay and performance and ensures that there is appropriate alignment with Company performance, overall business strategy and culture. We hire high caliber individuals who can determine our strategy to execute our long-term vision while continuing to deliver our mission of making the movie-going experience memorable by engaging with our customers and providing world class facilities and services. To ensure that our key executives are incentivized appropriately to deliver our mission and vision, the Compensation Committee has designed an executive compensation program that strongly aligns with the interests of stockholders in creating sustainable long-term stockholder value by directly linking pay to Company and individual performance. Each of the measures in our performance-based plan is designed to align with, and support, our business strategy – create an extraordinary guest experience, deepen customer loyalty, and pursue growth opportunities.

DESIGN OF OUR EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program is designed to achieve the following key objectives:

•	Attract and retain top talent;
•	Pay-for-performance, and
•	Strike balance between performance and risk-taking

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To ensure that the compensation program serves the above objectives, the Compensation Committee takes into consideration the following:

•	Key drivers of sustainable performance
•	Viewing value creation over multiple overlapping timeframes
•	Considering total compensation as one package rather than viewing each component independently
•	Balancing stockholder expectations by discouraging undue risk-taking and motivating executives to drive the right behaviors
•	Industry comparables

The hallmarks of our executive compensation program are as follows:

Characteristics	Description
Competitive Base Salary	Base salary is market competitive to retain valued employees

Balanced Mix of Pay Components Over Short and Long Terms	Target compensation mix is weighted towards long-term equity-based incentives rather than short-term cash incentives

Balanced Approach to Performance-based Awards	Performance targets are tied to multiple financial metrics of the Company; performance periods for long-term equity incentive awards overlap and, therefore, reduce the motivation to maximize performance in any one period

Individual Performance Modifies Bonus Payout	Non-CEO NEO bonus payout can be modified up to +/-15% based on performance of individual goals set against Company strategic objectives for the year; CEO evaluated against Company performance and execution of strategic goals for the Company

Stock Ownership Guidelines	CEO required to own, directly or indirectly, Company equity five times base salary; other executive officers to own two times their base salary

Hedge or Pledge of Common Stock Prohibited; No Margin Account Allowed	Directors and executives (including NEOs) who are subject to the Supplemental Insider Trading Policy, are prohibited to trade in puts, calls or other derivative securities with respect to Company securities and short sales of Company securities. They may not hold Company securities in a margin account, and may not, without prior approval, pledge Company securities as collateral for any other loan

EXECUTIVE COMPENSATION COMPONENTS

The design of our executive compensation program is consistent with the compensation structure used in our industry:

•	base salary
•	cash bonus
•	long-term equity incentive awards
•	standard benefits
•	limited perks

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The Compensation Committee designs the executive compensation program to align pay with performance with the substantial majority of target compensation comprised of variable performance-based incentive awards. The principal components of our executive compensation program and the measurement metrics determining their amount, are provided below.

See discussion on each of the components for additional details and the section on 2020 Target Total Direct Compensation Mix for the CEO and other NEOs on page 39 for the distribution of target compensation between fixed and variable components as set in February 2020.

Base Salary

Base salary provides competitive annual compensation to retain high-performing, valued employees. In determining base salary, the Compensation Committee takes into consideration the scope and nature of job responsibilities of the NEO, market competitiveness relative to executives in similar positions at comparator group companies, merit increase recommendations of the CEO based on performance reviews (except in the case of his own compensation), and other judgmental factors deemed relevant by the Compensation Committee. The Compensation Committee has not adopted any formula with specific weightings assigned to any of the factors above.

In February 2020, as part of the annual compensation review process, the Compensation Committee increased the base salaries of each of Messrs. Mitchell, Gamble, Cavalier and Fernandes. The increases were based on factors such as market comparables, role of the executive in driving the Company’s growth, and retention. The Compensation Committee did not increase Mr. Zoradi’s base salary. It determined that the stockholder interests would be better served if Mr. Zoradi’s compensation is calibrated in favor of performance-centric long-term incentive awards versus an increase of base salary.

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Impact of COVID-19 on 2020 Base Salary:

As part of the Company’s strategy to aggressively preserve cash during the pandemic, management implemented Company-wide base salary reductions from April through August, with the NEOs volunteering for a deeper pay cut than was mandatory.

The percentages to which base salaries were decreased for the NEOs and the timeline to reinstatemtent is as follows, with a comparison to the reduced percentages that were applicable to all other domestic corporate employees:

Month	Mr. Mitchell	Mr. Zoradi	All Other NEOs	Other Corporate Employees
April	50%	50%	50%	65%
May-June	0%	0%	20%	50%
July-August	0%	50%	80%	80%
September	100% Salary Reinstated

The 2020 base salaries that were set in February including the variances from 2019, and the actual base salaries received by the NEOs during 2020 with the percentage loss due to the pay reductions were as follows:

Name	2020 Base Salary Approved	Change from 2019	Actual Base Salary Received Due to COVID-19	Percentage Loss of Base Salary Due to Base Salary Reductions
Lee Roy Mitchell	$1,020,001	Up 2.0%	$589,394	42.2%
Mark Zoradi	$1,100,000	No change	$740,632	32.7%
Sean Gamble	$660,000	Up 5.6%	$521,435	21.0%
Michael Cavalier	$555,012	Up 2.8%	$440,923	20.0%
Valmir Fernandes	$555,012	Up 2.8%	$441,633	20.4%

By August, the impact of the mandatory salary reductions over approximately five months resulted in significant loss in compensation which loss was further compounded by potential loss of cash bonus for the year for bonus-eligible employees, reduction in the value of our Common Stock due to depressed stock price and loss of dividend income. To address continuing concerns regarding the prolonged impact of COVID-19 on the industry and the Company, management increased its focus on talent retention and the Compensation Committee deemed it prudent to use the Retention Equity Grant as an effective retention tool without impacting the Company’s cash reserves. All corporate employees, including the NEOs, and theatre general managers received Retention Equity Grants in August and vest 100% in August 2022. The values of the Retention Equity Grants were calculated using base pay multipliers corresponding to the pay grades of the employees. Mr. Mitchell did not receive any Retention Equity Grant.

See Grants of Plan-Based Awards in 2020 table for the number of time-based restricted stock granted to each NEO under the Retention Equity Grant.

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Cash Bonus

Our cash bonus structure is designed to motivate and reward bonus eligible employees for the successful completion of our annual performance goals. Company performance is measured against pre-established performance metrics set for the year by the Compensation Committee. The cash bonus goals are established in writing by the Compensation Committee, with the expectation that attainment of these goals would require significant effort considering the business environment.

The participants in our cash bonus program are rewarded for achieving short-term financial and operational goals of the Company based on individual targets expressed as percentages of base salaries. For the NEOs, the target cash bonus opportunities are set by the Compensation Committee by taking into consideration a variety of factors including peer group data, CEO’s recommendation (except for his own) and the individual’s current and anticipated contributions to the strategic goals of the Company. Each participant to our cash bonus plan is entitled to receive a ratable portion of his/her target cash bonus based upon the Company’s level of achievement, within the range of threshold and maximum percentages, of the target performance metric set by the Compensation Committee. The actual amount of cash bonuses paid, if any, may result in a cash bonus that is greater or less than the stated individual target (and could be zero) depending on whether, and to what extent, the applicable Company performance metric and other conditions are satisfied.

What is the Company’s annual performance metric?

The Compensation Committee sets the Company’s cash bonus target for the year in terms of Adjusted EBITDA, regarded as a key performance and valuation metric in our industry. The Adjusted EBITDA target is set for domestic, international and worldwide, in the annual operating budget approved by the Board and may be adjusted, upward or downward, at the end of the year, to eliminate any variance between the actual North American industry box office for the fiscal year and the industry forecast used to set the Adjusted EBITDA target for the year.

To determine annual cash bonus payouts if any, the Compensation Committee adjusts the Adjusted EBITDA for certain agreed upon add-backs and adjustments such as cash bonus accruals, certain severance payments, if any, unusual expenses such as those related to accounting changes, a +/- 5% collar for foreign exchange fluctuation, and other adjustments the Compensation Committee deems appropriate including, but not limited to, factors such as extraordinary, unusual or non-recurring events that were not included in the operating budget for the year (Bonus Adjusted EBITDA).

The Bonus Adjusted EBITDA is compared to the target Adjusted EBITDA set at the beginning of the year (and as adjusted at the end of the year) to determine the cash bonus payout percentage, if any.

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The cash bonus payout for the NEOs, except for Mr. Fernandes, is based on the worldwide Adjusted EBITDA while that of all other domestic bonus eligible employees is based 100% on domestic EBITDA. Mr. Fernandes’s cash bonus payout is based 50% on worldwide and 50% on international Adjusted EBITDA. The worldwide Adjusted EBITDA targets for 2020 were as follows:

*The maximum goal for NEOs is 110% of target performance. The Adjusted EBITDA target for international was $104 million.

How is cash bonus adjusted for individual performance?

Individual cash bonus payouts, except for Messrs. Mitchell and Zoradi, may be adjusted to a maximum of +/-15% based on the individual’s Annual Business Objective (ABO) rating. The ABO rating indicates the achievement level for the goals the individual sets at the beginning of the year. These individual goals are defined through personal business objectives and are set to achieve the Company’s strategic objectives for the year.

As part of the year-end performance review process, the individual’s manager evaluates the individual’s performance against his/her ABO goals and assigns a composite score. The ratings range from ‘Significantly Below Expectations’ to ‘Exceeds Expectations’. Based on the composite rating, a discretion-based modifier of a maximum of +/-15% is applied to adjust the individual’s bonus payout calculation. We do not have a minimum level of guaranteed bonus, and maximum bonus payout (Adjusted EBITDA based + ABO modifier) cannot exceed 165% of the individual’s target bonus opportunity.

How is cash bonus adjusted for the CEO?

There is no ABO adjustment for the CEO’s cash bonus. The Compensation Committee evaluates the CEO’s performance against the Company’s goals and objectives, and the overall strategic plan, set for the year by the Board.

The annual cash bonus process is as follows:

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The Compensation Committee may, in its discretion, at any time, establish (and, once established, rescind, waive or amend) additional conditions and terms of payment of the cash bonus (including, but not limited to, the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem appropriate in carrying out the purposes of the cash bonus program. The Compensation Committee may also take into account such other factors as it deems appropriate in administering any aspect of the bonus program, including reducing the amount of the bonus at any time prior to payout based on such criteria as it shall determine, including, but not limited to, individual merit and the attainment of specified levels of one or any combination of the performance factors. However, the Compensation Committee cannot adjust upwards the cash bonus payable to a NEO or waive the achievement of a performance target requirement for a NEO except in the case of the death or disability of the executive or a change in control of the Company.

Impact of COVID-19 on 2020 Cash Bonus:

The Company’s performance metrics set by the Compensation Committee in February 2020 were negated by the COVID-19 pandemic. Since the measurable Adjusted EBITDA metric for cash bonus payout for the year was not satisfied, the Compensation Committee did not approve any cash bonus payouts for 2020.

The cash bonus weightings, individual targets (as a percentage of base salary) for 2019 and 2020, expected target cash bonus for the year as set in February 2020, and the actual cash bonus earned for 2020, by for each of the NEOs were as follows:

Name	Target Cash Bonus (Percentage of Base Salary)		Expected Target Cash Bonus for 2020	Actual Cash Bonus Received
	2020	2019
Lee Roy Mitchell	100%	100%	$1,020,001	$0
Mark Zoradi	125%	125%	$1,375,000	$0
Sean Gamble	100%	90%	$660,000	$0
Michael Cavalier	90%	90%	$499,511	$0
Valmir Fernandes	90%	90%	$499,511	$0

While the measurable performance metric in terms of Adjusted EBITDA was unreachable due to extenuating business conditions beyond management’s control, the Compensation Committee acknowledged the incredible commitment, dedication and innovation demonstrated by the employees under the strategic leadership of the executive management team which enabled Cinemark to manage through the pandemic and strengthen its leadership position in the industry. As such, in line with our compensation philosophy of pay-for-performance and for purposes of motivation and retention for continued value creation, in December 2020 the Compensation Committee made discretion-based awards of Common Stock under the Bonus Equity Grant, to all bonus-eligible employees. The Bonus Equity Grant appropriately served the long-term interests of the stockholders while preserving the Company’s liquidity in a time of unpredictable business conditions. Under the Bonus Equity Grant program, all bonus-eligible employees received immediately vested shares of Common Stock, the value of which was based, depending on the employee’s performance, within a range of 75% to 90% of the individual’s target cash bonus. The shares awarded under the Bonus Equity Grant vested immediately for all grantees, except for the NEOs for whom the award was time-based restricted stock grants with a vest period of one year from the date of grant. The NEOs (including Mr. Mitchell) received a stock grant with a fair market value of 75% of each of their respective target cash bonus opportunity.

See Grants of Plan-Based Awards in 2020 table for the number of time-based restricted stock granted to each NEO under the Bonus Equity Grant.

Long-term Equity Incentive Compensation

Cinemark’s long-term equity incentive compensation program is intended to help (1) attract, motivate, and retain key talent, and (2) align our executives’ interests with stockholders’ interests to maximize long-term stockholder value.

The long-term equity incentive compensation is awarded as time-based and performance-based equity. Time-based equity enables us to attract and retain highly qualified executive officers as leaders to ensure our continued success. Performance-based equity encourages Company’s long-term growth and aligns the executive’s interests with the

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interests of our stockholders. The combination of the two, with an emphasis placed on performance-based equity, ensures both balance and alignment within our long-term incentive program. Although no longer necessary under Section 162(m) of the Internal Revenue Code, grants to all eligible employees, including the NEOs, are made in the first quarter of the year. The NEOs receive both time-based and performance-based equity.

How is the long-term incentive program structured?

The target value of long-term equity awards granted to a NEO is based on a percentage of the executive’s base salary. The target value and the split between time-based and performance-based grants is determined by the Compensation Committee by taking into account factors such as the individual’s leadership, NEO’s contribution to Company operations, projected state of the economy over the performance period, overall business environment and relative positioning versus peer group comparable.

The restricted stock grants typically vest 50% on each of the second and fourth anniversaries of the grant date, subject to continuous employment through the vest dates.

Recipients of restricted stock awards are permitted to:

(i)	receive dividends on the restricted stock (prior to vest) to the extent dividends are paid by the Company on shares of its Common Stock, and

(ii)	to vote such Common Stock during the restriction period.

Beginning May 2020, the Company has suspended its dividend payments to preserve its cash reserve as it navigates through the pandemic. The quarterly dividend rate as of the first quarter of 2020 was $0.36 per share.

Performance awards are granted in the form of restricted stock units. The goals for the performance awards are based on one or more pre-established objective criteria that specify the number of shares of Common Stock that will be issued upon attaining the performance goals. After certification of the attainment of the performance goal, the underlying Common Stock is subject to additional time-based vesting conditions. Any dividends that are attributable to the underlying Common Stock will be accrued and paid to the recipient, to the extent the performance award vests, at the end of the four years when the Common Stock is issued. The performance awards have a four-year vest schedule – performance period of two years followed by an additional two-year service requirement.

The measurement metric for the performance awards is an implied equity value concept that measures the IRR over a two-year performance period beginning on January 1 of the grant year and ending on December 31 of the following year. The implied equity value is based on a valuation model utilizing a multiple of Adjusted EBITDA (subject to certain specified adjustments) and other factors that produce a fundamental valuation of Cinemark equity. IRR represents the growth in this implied equity value during the performance period. The structure of the performance award program is similar to that of the bonus program. Each performance target underlying the performance awards has a threshold, target and maximum level and vest on a pro rata basis according to the IRR achieved during the performance period. The target IRR goal for the performance-based award is set by the Compensation Committee based on projected value creation with a substantial degree of difficulty of attaining the performance level. An adjustment of +/-7.5% for fluctuations in foreign currency translations is applied to certain inputs used in the calculation of the implied equity value to determine the IRR for the performance period. The targets for the grant year are established by the Compensation Committee in the first quarter of the year. The number of shares of Common Stock an executive may receive upon the attainment of a performance goal cannot be determined at the date of grant because the payment of such compensation is contingent upon attainment of the IRR. If, at the end of the performance period, the Compensation Committee certifies that the performance target has been met, the shares of Common Stock underlying the restricted stock units are subject to an additional time-based vesting restriction contingent upon the employee’s continued service until the vest date. Straight-line interpolation is used to determine payout between threshold, target, and maximum goals.

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The hurdle rates for the 2020 performance-based awards were unchanged from 2019 and were as follows:

Grant Year	Goals
	Threshold	Target	Maximum
2020	6.0%	8.0%	14.0%
Percentage of Individual Target Payout	25%	100%	175%

The Compensation Committee annually reviews each NEO’s compensation to determine the percentage of base salary to be awarded as target long-term equity awards and the appropriate mix of time-based and performance-based awards. This calibration is primarily for the purpose of driving performance and delivering results over the long-term. The target percentages are set to align with the market based on the executive’s role in setting the Company’s strategic plan and driving its execution, and incentivizing performance for an appropriate alignment with stockholder objective of long-term returns. Upon such review, in February 2020, the Compensation Committee made the following changes to Mr. Zoradi and Mr. Gamble’s equity compensation based on market comparables and their roles as the principal architects and drivers of the Company’s strategic growth:

a.	Raised the target percentage of Mr. Zoradi’s long-term incentive compensation from 275% to 400% of his 2020 base salary; and

b.	Raised the target percentage of Mr. Gamble’s long-term incentive compensation from 175% to 180% of his 2020 base salary;

The split between time-based and performance-based long-term incentive awards remained at 25%-75% for Mr. Zoradi and 40%-60% for Messrs. Gamble, Cavalier and Fernandes. Mr. Mitchell does not receive any annual equity incentive grant due to his substantial ownership in the Company.

The target percentages of the long-term incentive awards for 2020 as compared to 2019 were as follows for each of the NEOs:

Name	Target Percentage in 2020	Target Percentage in 2019
Lee Roy Mitchell	N/A	N/A
Mark Zoradi	400%	275%
Sean Gamble	180%	175%
Michael Cavalier	150%	150%
Valmir Fernandes	125%	125%

See Grants of Plan-Based Awards in 2020 table for the number of time-based restricted stock and the performance-based restricted stock units granted to each NEO in February 2020.

The restricted stock units will were subject to a two-year performance period, from January 1, 2020 until December 31, 2021 with an additional two-year retention period and vesting, to the extent certified, in February 2024. See the following discussion on Impact of COVID-19 on Long-term Incentive Compensation regarding certification of the performance-based awards granted in 2020.

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Impact of COVID-19 on Long-term Incentive Compensation:

During year-end review of compensation, the Compensation Committee evaluated the option of accelerating the vest of long-term incentive awards that were due to vest in February 2021. These accelerated vests were deemed to be in the best interest of the Company as they provided employees with an additional source of compensation at year-end which helped motivate and reward employees for their performance while conserving cash and allowing the Company to leverage certain compensation related relief provided by COVID related legislation. Therefore, the Compensation Committee approved the accelerated vests of the following grants:

A.

All time-based restricted shares that were due to vest in February 2021, were accelerated to vest in December 2020. This decision impacted all employees, included those who received the E20 Grants. For the NEOs, these restricted shares were (i) the remaining 50% of the restricted shares granted in February 2017 and (ii) 50% of the of the restricted shares granted in February 2019.

B.

Performance-based restricted stock units granted in 2017 (2017 RSU) to all NEOs and certain other key employees, were also accelerated to vest in December 2020. The 2017 RSUs were certified by the Compensation Committee in February 2019 to vest at 96% of target and were due to vest in February 2021 after the satisfaction of the additional two-year retention period.

See Stock Option Exercises and Stock Vested in 2020 table on page 60 for number of shares of Common Stock realized upon vesting of all long-term incentive compensation during 2020. See Beneficial Ownership Table on page 68 for the total ownership numbers as of December 31, 2020.

The COVID-19 pandemic has had significant impact on our performance metrics both for the short-term annual cash bonus as well as for the long-term performance-based incentive awards. One of the hallmarks of our equity compensation program is the overlapping of performance periods, which in other years ensures continuous performance over the long-term, as opposed to performance over discrete periods of time. However, the pandemic during 2020 had unforeseen negative consequences for the long-term performance awards. Not only was performance for the year impacted, but due to the overlap, the performance periods of two grant cycles are affected – that of the 2019 and the 2020 performance-based awards. The performance periods for the 2019 and 2020 awards were January 1, 2019 through December 31, 2020 and January 1, 2020 through December 31, 2021, respectively.

In February 2021, the Compensation Committee evaluated the impact of the pandemic on the IRR metric used to certify the number of shares issuable under the 2019 and 2020 performance-based awards. Upon evaluation, the Compensation Committee determined that the pandemic’s effect on the Company and the movie exhibition industry, and the projected continuation of the macro-economic conditions through 2021 and beyond, had a significant impact on the ability to effectively calculate the IRR metric for both the 2019 and the 2020 awards in a meaningful way. The Compensation Committee ultimately concluded that due to the continued uncertainty regarding the timing of the industry recovery (timeline for theater openings, public sentiment regarding in-theater viewing and the constant shifting of studio release dates due to the status of the pandemic and ensuing governmental restrictions and theatre closures) and how enormously different the business environment was for 2020 and is for 2021 versus each performance period’s baseline years (2018 and 2019), any adjustment to the metric would have resulted in an irrational vesting outcome. Such an adverse consequence is due to completely unforeseen, external circumstances beyond the control of management and would not be in parity with the exceptional performance of the executive management team during the pandemic given that the 2019 and the 2020 grant, under all scenarios, will result in a zero payout. Therefore, the Compensation Committee made the discretion based decision to certify the performance-based awards granted in February 2019 and February 2020 at the target level based on Company performance and leadership under very challenging business conditions. As a balance to Committee’s decision to payout at target, per the standard feature, these performance-based restricted stock units will fully vest in February 2023 and February 2024, respectively after satisfying the applicable service period requirements.

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2021 COMPENSATION CHANGES

In February 2021, the Compensation Committee set the compensation of the NEOs for 2021. It addressed the expected continuing impact of COVID-19 on the Company’s performance by making certain adjustments to the 2021 compensation program while aligning with our compensation objectives. The highlights of the 2021 NEO compensation are as follows:

•	Messrs. Mitchell and Zoradi have opted to forego an annual increase of base salary
•	Annual merit increase for all employees, including Messrs. Gamble, Cavalier and Fernandes, are in the form of time-based restricted stock grants with a one-year vest
•

The grants of performance-based shares have been suspended for 2021 and replaced with time-based restricted stock grants that vest 100% upon the fourth anniversary of the grant date. For all NEOs, 50% of their respective 2021 long-term equity incentive grant will consist of these 4-year cliff-vested shares. The remaining portion of the 2021 annual grant will be in the form of time-based restricted stock that vests 50% on the second and fourth anniversary of the grant date, respectively.

The Compensation Committee believes the above structure will ensure the retention of our executive team through these uncertain times and will revisit the long-term incentive program structure in 2022.

EXECUTIVE COMPENSATION PROCESS: ROLES

Role of the Compensation Committee and the Compensation Consultant: The Compensation Committee oversees and provides strategic direction to management regarding all aspects of our pay program for senior executives. It sets the compensation of the CEO, the non-CEO NEOs as well as the Board members. If deemed appropriate, the Compensation Committee advises the Board of its determination of the compensation of the CEO and certain other executive officers, prior to its implementation. But, while the Compensation Committee may consider input provided by the Board, the compensation decisions and determinations are made solely by the Compensation Committee.

To assist in carrying out its responsibilities, the Compensation Committee is authorized to retain the services of independent advisors. For purposes of advice and consultation with respect to the compensation of our executive officers and the Board during fiscal 2020, the Committee reengaged Pearl Meyer a national compensation consulting firm. Prior to engaging Pearl Meyer, the Committee considered and assessed Pearl Meyer’s independence. To ensure Pearl Meyer’s continued independence and to avoid any actual or apparent conflict of interest, the Compensation Committee does not permit Pearl Meyer to be engaged to perform any services for Cinemark beyond those services provided to the Compensation Committee which also has the sole authority to retain or terminate Pearl Meyer as its executive compensation consultant and to approve its fees and other terms of engagement. The Compensation Committee annually considers the independence of its compensation consultant and determines whether any related conflicts of interest require disclosure.

In establishing executive compensation, the Compensation Committee relies upon Pearl Meyer to:

•	assist in the selection of a group of peer companies;
•	provide information on compensation paid by such peer companies to their executive officers;
•	analyze compensation survey data to supplement publicly available information on compensation paid by peer companies;
•	advise on alternative structures or forms of compensation and allocation considerations; and
•	advise on appropriate levels of compensation for the NEOs and the other members of the executive team

During 2020, the Compensation Committee consulted with Pearl Meyer on all COVID-related compensation decisions made by the Compensation Committee. Throughout the year, Pearl Meyer apprised the Compensation Committee of trends in executive compensation due to the impact of the pandemic and actions or discretions being considered or adopted by the Company’s peers and the broader market. The Compensation Committee consulted with Pearl Meyer to develop the most appropriate compensation framework that would align with the Company’s compensation philosophy in the context of the pandemic and the Company’s resilient performance under an exceptionally difficult business environment.

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Role of Management and the CEO in Setting Executive Compensation: Each year, our CEO evaluates the performance of certain members of upper management including Messrs. Gamble, Cavalier and Fernandes (direct reports). Our CEO makes a recommendation for the compensation of his direct reports based upon his evaluation and their ABO rating, their roles and responsibilities, and market benchmarking data for similarly placed executives, as provided by Pearl Meyer. The Compensation Committee considers our CEO’s recommendation relative to our strategic plan, operating goals, and compensation philosophy. In consultation with Pearl Meyer, the Compensation Committee also considers general market conditions and industry trends to set non-CEO NEO executive compensation.

Process for Setting CEO Compensation: The Compensation Committee evaluates our CEO’s performance throughout the year considering our strategic plan, targets, operating goals, and key performance indicators. The Compensation Committee also considers general market conditions, specific industry trends and peer review data for each element of compensation, as provided by Pearl Meyer. The Compensation Committee also reviews the CEO’s employment agreement and assesses his target compensation. The CEO does not participate in discussions or decisions regarding his own compensation.

EXECUTIVE COMPENSATION PROCESS: PEER GROUP REVIEW

To help establish competitive ranges of base salary, incentive compensation opportunities, and target compensation, the Compensation Committee relies on competitive market data from surveys and reports prepared by Pearl Meyer. We consider market survey data from a group of size-appropriate comparators operating in the entertainment and retail industries (peer group) that are also traded publicly and with which we compete for executive talent.

Based on the criteria described above, the Compensation Committee used the peer group set forth below for purposes of setting executive compensation in February 2020 was as follows:

AMC Entertainment Holdings, Inc.	Lions Gate Entertainment Corp.	Discovery, Inc.
AMC Networks Inc.	Live Nation Entertainment, Inc.	IMAX Corporation
Brinker International, Inc.	The Madison Square Garden Company	Six Flags Entertainment Corporation
Cineplex, Inc.	Cineworld
Dave & Buster’s Entertainment, Inc.	E.W. Scripps Company

A blended market data using the most recent proxy data and size-appropriate survey information provided by Pearl Meyer was used by the Compensation Committee to determine 2019 compensation for each of the NEOs. The market data provides percentile compensation levels for various executive positions with comparable job responsibilities as our NEOs. The Compensation Committee also analyzes market data regarding compensation mix among base salary and annual and long-term incentives awards. The Committee does not endeavor to set executive compensation at or near any percentile, and it considers target compensation to be competitive if it is generally within a reasonable range of the market median. The Compensation Committee also considers other factors including level of responsibility, the individual’s performance, expectations regarding the individual’s future potential contributions, ability to drive the Company’s strategy, retention strategies, budget considerations, and the Company’s performance.

COMPENSATION RISK ASSESSMENT

The Compensation Committee monitors our compensation policies and practices to determine whether our risk management objectives are being met and to adjust those policies and practices to address any incentives that have the potential to encourage risks that are reasonably likely to have a material adverse effect on us and any changes in our risk profile. As part of these considerations and consistent with our compensation philosophy, our compensation

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program, particularly our annual and long-term incentive compensation plans, are designed to provide incentives for the executives to achieve performance objectives without encouraging excessive risk-taking. These considerations were particularly demonstrated during 2020 when the Compensation Committee made discretion-based equity grants to address and manage the risks of employee attrition and above-bar performance.

Below are the highlights of the Company’s compensation program which mitigate risks associated with compensation:

•	Appropriate mix of “short- vs. long-term” pay and “fixed vs. variable” pay” to reward overall performance;
•	Company performance measured against objective financial metrics;
•	Portion of individual cash bonus payout tied to the individual’s ABO ratings which measures the performance of the individual’s goals set against the Company’s strategic objectives for the year;
•	Employees’ commitment to our culture of accountability reinforced through a comprehensive performance management and compensation system;
•	Capped payout levels for incentive compensation;
•

Stock ownership requirements for directors, NEOs and executive vice-presidents – directors required to retain Common Stock ownership five times the value of their base retainer, the CEO five times his/her base salary and other executive officers two times their respective base salaries;

•	Vest of a significant portion of long-term equity incentive awards linked to performance over a period of time (with overlapping performance periods);
•	Validation of pay-for-performance on an annual basis by stockholders; and
•

Prohibiting, per our Supplemental Insider Trading Policy, covered employees from engaging in certain forms of hedging transactions, with respect to Company securities, which would block the employee from being exposed to the full risks of stock ownership as the Company’s other stockholders. Additionally, the covered employees may not hold Company securities in a margin account, and may not, without prior approval, pledge Company securities as collateral for any other loan except in the case of a non-margin loan where the covered employee demonstrates that the employee has the financial ability to repay the loan without resorting to the pledged securities. The Company has not, as of date, granted any exceptions to this policy. The Supplemental Insider Trading Policy covers all our directors and executive officers and any additional persons that the Company may from time to time designate as being subject to this policy because of their position with the Company and access to material nonpublic information.

Our Compensation Committee monitors and considers the risk mitigating factors when setting executive compensation. Based on such review, the Compensation Committee has concluded that our compensation programs do not create risks that are reasonably likely to have a materially adverse effect on the Company or put the Company at-risk.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the CD&A as required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference in the Company’s 2020 Form 10-K, and the Board has approved the recommendation.

Respectfully submitted,

Nina Vaca (Chair)

Benjamin Chereskin

Carlos Sepulveda

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	890,680	N/A	5,821,224
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	890,680		5,821,224

(1)	Represents unearned shares underlying restricted stock units, assuming the achievement of maximum performance goals.

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SUMMARY COMPENSATION TABLE FOR 2020

The following table sets forth summary information concerning the total compensation earned by our NEOs for each of the last three completed fiscal years.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Lee Roy Mitchell Chairman of the Board	2020	589,394	764,998	0	25,688	1,380,080
	2019	1,000,001	—	1,414,002	24,089	2,438,092
	2018	975,000	—	1,036,426	23,900	2,035,326
Mark Zoradi Chief Executive Officer	2020	740,632	5,761,220	0	413,437	6,915,289
	2019	1,100,000	3,099,012	1,944,250	165,517	6,308,779
	2018	1,000,000	3,049,518	1,063,000	132,738	5,245,256
Sean Gamble Chief Operating Officer & Chief Financial Officer	2020	521,435	1,821,528	0	116,007	2,458,970
	2019	625,000	1,119,263	837,562	107,773	2,689,598
	2018	600,000	1,186,109	617,072	61,796	2,464,977
Michael Cavalier Executive Vice President – General Counsel & Secretary	2020	440,923	1,323,650	0	107,592	1,872,165
	2019	540,000	833,712	723,654	108,139	2,205,505
	2018	525,000	918,064	539,938	123,311	2,106,313
Valmir Fernandes President – Cinemark International	2020	441,633	1,184,878	0	114,810	1,741,321
	2019	540,000	698,698	615,762	109,796	1,964,256
	2018	525,000	795,705	357,000	128,448	1,806,153
(1)

The reported amounts are the actual amounts earned during 2020 and reflects reduction in base salary from April through August as described above. See Executive Compensation Components-Base Salary for discussions on how base salary is determined, the base salaries set by the Compensation Committee in February 2020 and how base salary was impacted by the pandemic. See 2020 Target Total Direct Compensation Mix for the percentage of 2020 total target compensation set in February to be paid as base salary.

(2)

The reported numbers reflect the aggregate grant date fair market values of the annual restricted stock and restricted stock unit awards granted in February, the Retention Equity Grant awarded in August and the Bonus Equity Grant awarded in December. See Executive Compensation Components-Long-term Incentive Compensation for discussions on how long-term incentive compensation is set and the annual grant awarded in February. See 2020 Target Total Direct Compensation Mix for the percentage of 2020 total target compensation set in February as target long-term incentive compensation. See also Executive Compensation Components-Base Salary and Executive Compensation Components-Cash Bonus for discussions on the Retention Equity Grant and the Bonus Equity Grant.

The grant date fair values were calculated based on the closing price of Common Stock on December 14, 2020 of $15.70, August 18, 2020 of $11.04, February 18, 2020 of $31.71, February 19, 2019 of $36.77 and February 19, 2018 of $39.03, per share. The fair market values of the performance-based restricted stock units are based on target achievement as the most probable outcome, computed in accordance with FASB ASC Topic 718. The amounts shown exclude the impact of estimated forfeitures. See Note 17 to the Company’s 2020 Form 10-K for a discussion of the assumptions used in determining the grant date fair values of these long-term equity incentive awards, including forfeiture assumptions and the period over which the Company will recognize compensation expense for such awards.

Mr. Mitchell does not receive any annual grants due to his substantial equity ownership in the Company. and he did not receive any Retention Equity Grant. The reported number for Mr. Mitchell reflects the value of his Bonus Equity Grant.

As required by the rules of the SEC, the table below provides the grant date fair values of the restricted stock units at the maximum level of payment. As certified by the Compensation Committee in February 2020, 105% of the target opportunity of the restricted stock units awarded in 2018 will vest in February 2022. Additionally, as discussed on page 49 under Impact of COVID-19 on Long-term Incentive Compensation, the restricted stock units granted in 2019 and 2020 will vest at target in February 2023 and February 2024, respectively.

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Name	2020	2019	2018
Lee Roy Mitchell	N/A	N/A	N/A
Mark Zoradi	$ 5,774,993	$ 4,019,365	$ 2,812,424
Sean Gamble	$ 1,270,429	$ 1,131,781	$ 944,955
Mike Cavalier	$ 874,118	$ 838,172	$ 708,746
Valmir Fernandes	$ 728,379	$ 698,483	$ 590,602

The terms of the restricted stock and restricted stock units granted in 2020 are discussed under Executive Compensation Components-Long-term Equity Incentive Compensation and the footnote disclosures to the Grants of Plan-Based Awards in 2020 table.

(3)

The reported amounts are the cash bonuses earned for the respective fiscal years. The cash bonuses earned for a fiscal year are paid in the first quarter of the following year subject to the attainment of performance targets set by the Compensation Committee at the beginning of the covered fiscal year. There were no cash bonus payouts for 2020. The cash bonuses for 2019 were paid on March 5, 2020 and for 2018 on February 28, 2019 respectively. See Executive Compensation Components–Cash Bonus for a discussion of how cash bonus is set. See also 2020 Target Total Direct Compensation Mix for the percentage of the target compensation paid as bonus.

(4)	The compensation reported in this column include the following:

Name	Fiscal Year	Annual Matching Contributions to 401(K) Savings Plan ($)	Life, Group and Disability Insurance Premiums Paid by Company ($)	Dividends Paid on Restricted Stock and Vested RSU(i) ($)	Other ($)
Lee Roy Mitchell	2020	17,100	8,588	—	—
	2019	16,800	7,289	—	—
	2018	16,500	7,400	—	—
Mark Zoradi	2020	17,100	17,582	348,755	30,000(ii)
	2019	16,800	20,733	97,984	30,000(ii)
	2018	16,500	13,960	72,278	30,000(ii)
Sean Gamble	2020	17,100	5,675	93,231	—
	2019	16,800	5,684	85,289	—
	2018	16,500	5,296	40,000	—
Michael Cavalier	2020	17,100	7,611	82,881	—
	2019	16,800	7,616	83,723	—
	2018	16,500	7,798	99,013	—
Valmir Fernandes	2020	17,100	15,374	82,336	—
	2019	16,800	9,760	83,235	—
	2018	16,500	9,891	102,057	—
(i)

Dividends paid on all outstanding restricted stock, and dividends paid on restricted stock units at the time of vest of the underlying Common Stock. The restricted stock units granted in 2016 vested in February and the restricted stock units granted in 2017 were subject to accelerated vest in December. The accrued dividends outstanding on the underlying Common Stock were paid.

(ii)	Annual personal expense allowance pursuant to Mr. Zoradi’s employment agreement.

For a narrative description of the amounts reported in the Summary Compensation Table for 2020, see Executive Compensation Components for a discussion of the various elements of compensation, including general description of the formula or criteria to be applied in determining the amounts payable, material terms of the long-term equity incentive awards, Grants of Plan-Based Awards 2020 table for details of the equity granted in 2020 and Discussion of the Terms of the Employment Agreements with Our NEOs for compensation pursuant to the terms of the respective employment agreements.

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CEO PAY RATIO FOR 2020

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median-compensated employee and the annual total compensation of our CEO.

For the year ended December 31, 2020:

•	the annual total compensation of our median-compensated employee, was $6,011; and
•	the annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this proxy statement, was $6,915,289
•	based on this information, the ratio of the total compensation of Mr. Zoradi, to the annual total compensation of our median-compensated employee was 1,150 to 1.

To identify our median employee, as well as to determine the annual total compensation of the “median employee” for this purpose, the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

•

We determined our median employee based on our employee population as of October 1, 2020 (the “Determination Date”) after excluding the employee populations of certain jurisdictions comprising approximately 5% of our total employees as permitted by the de minimis exception of the applicable rules.

•

To identify the median employee from our employee population, we used actual salary payments reflected in our payroll records, which we believe is a reasonable method of identifying the median employee. The substantial majority of our employees do not participate in annual bonus or long-term incentive programs, therefore we believe that excluding those programs from consideration does not meaningfully impact the identification of the median employee.

•

In making these determinations, we annualized the compensation for employees who were on our payroll as of the Determination Date but were salaried new hires and salaried employees who were on a leave of absence by taking an employee’s compensation for the number of bi-weekly pay periods for which they were employed or actively employed and annualizing such amount for the full year of 26 pay periods. Except for the annualization as described, we did not make any assumptions, adjustments, or estimates with respect to total cash compensation.

This pay ratio is a reasonable estimate calculated in a manner consistent with the applicable rules. The rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

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GRANTS OF PLAN-BASED AWARDS IN 2020

The following table specifies the grants of awards made under our cash bonus and equity incentive plans to the NEOs during and for 2020.

Name	Grant Date(1)	Approval Date(2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards(5)	Grant Date FV of Stock Awards(6)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Lee Roy Mitchell	-	2/12/20	510,001	1,020,001	1,530,002	-	-	-	-	-
	12/15/20	12/3/20							48,726	$764,998
Mark Zoradi	-	2/12/20	687,500	1,375,000	2,062,500					$3,299,996
	2/19/20	2/12/20				26,017	104,068	182,119		$3,299,996
	2/19/20	2/12/20							34,689	$1,099,988
	8/19/20	8/19/20							29,891	$329,997
	12/15/20	12/3/20							65,684	$1,031,239
Sean Gamble	-	2/12/20	330,000	660,000	990,000
	2/19/20	2/12/20				5,723	22,894	40,064		$725,960
	2/19/20	2/12/20							14,569	$1,099,988
	8/19/20	8/19/20							12,554	$329,997
	12/15/20	12/3/20							31,528	$1,031,239
Michael Cavalier	-	2/12/20	249,756	499,511	749,267
	2/19/20	2/12/20				3,938	15,752	27,566		$499,496
	2/19/20	2/12/20							10,501	$277,494
	8/19/20	8/19/20							10,557	$116,549
	12/15/20	12/3/20							23,861	$374,618
Valmir Fernandes	-	2/12/20	249,756	499,511	749,267
	2/19/20	2/12/20				3,281	13,126	22,970		$416,216
	2/19/20	2/12/20							8,751	$332,987
	8/19/20	8/19/20							10,557	$116,549
	12/15/20	12/3/20							23,861	$374,618
(1)	The grant date of the long-term incentive awards. As discussed elsewhere in this proxy statement, there were no cash bonus payouts for the year.
(2)	The dates the Compensation Committee approved the grants of the long-term incentive awards.
(3)	The reported numbers were the estimated future payouts calculated when the Compensation Committee set the target cash bonus percentages in February. No cash bonus payouts were paid for 2020.

See Executive Compensation Components–Cash Bonus for a description of the cash bonus process, the target cash bonus opportunities of each NEO for 2020 and the impact of COVID-19 on the cash bonus payments for 2020 on page 44. See 2020 Target Total Compensation Mix for the percentage of 2020 total target compensation set in February as target cash bonus.

(4)

As part of the annual grant cycle, the Compensation Committee awarded Messrs. Zoradi, Gamble, Cavalier and Fernandes an aggregate maximum of 272,719 hypothetical shares of Common Stock as restricted stock units. The number of shares underlying each restricted stock unit award was determined by reference to the closing price of Common Stock on February 18, 2020 of $31.71 per share. In February 2021, as part of the discretion-based decisions related to the impact of COVID-19, the Compensation Committee eliminated the performance metric and certified the number of shares to be issued under the 2019 and 2020 restricted stock units at target. The restricted stock units will remain subject to the additional two-year service requirement and will vest in February 2024. See Executive Compensation Components–Long-term Equity Incentive Compensation for a discussion of the terms of the restricted stock units. See also Impact of COVID-19 on Long-term Incentive Compensation for a discussion of the discretion-based certification of the restricted stock units at target.

Holders of restricted stock units receive dividends that are attributable to the underlying Common Stock to the extent such dividend is declared by our Board and is paid at the same rate the dividend is paid to other stockholders. Prior to the suspension of our dividend in 2020, the quarterly dividend rate was $0.36 per share of Common Stock.

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(5)

On February 19, 2020, as part of the annual grant cycle, the Compensation Committee awarded Messrs. Zoradi, Gamble, Cavalier and Fernandes an aggregate of 68,510 shares of restricted stock. The number of shares underlying each award was determined by reference to the closing price of the Common Stock on February 18, 2020 of $31.71 per share.

On August 19, 2020, the Compensation Committee awarded shares of restricted stock under the Retention Equity Grant to all corporate employees and theatre general managers. The number of shares underlying each NEO award was determined by reference to the closing price of the Common Stock on August 18, 2020 of $11.04 per share.

On December 15, 2020, the Compensation Committee awarded restricted stock under the Bonus Equity Grant to all employees covered under the cash bonus program. The number of shares underlying each NEO award was determined by reference to the closing price of the Common Stock on December 14, 2020 of $15.70 per share.

See Executive Compensation Components–Long-term Equity Incentive Compensation for a discussion of the terms of the restricted stock grants. Holders of restricted stock receive non-forfeitable dividends to the extent declared by our Board, at the same rate paid to other stockholders of the Company. Prior to the suspension of our dividend beginning May 2020, the dividend rate was $0.36 per share of Common Stock paid quarterly.

(6)

The aggregate grant date fair values of restricted stock and restricted stock units were determined using the closing price of Common Stock on February 18, 2020 of $31.71, August 18, 2020 of $11.04 and December 14, 2020 of $15.70 per share. Pursuant to the rules of the SEC, for purposes of the Grants of Plan-Based Awards in 2020 table the aggregate grant date fair values of restricted stock units were determined based upon the target level of payment as the most probable outcome and were computed in accordance with FASB ASC Topic 718. The amounts shown exclude the impact of estimated forfeitures. See Note 17 to the Company’s 2020 Form 10-K, for discussion of the assumptions used in determining the grant date fair values of these share awards, including forfeiture assumptions, and the period over which the Company will recognize compensation expense for such awards.

For a narrative description of the amounts reported in the Grants of Plan Based Awards in 2020, see Executive Compensation Components for a discussion of the various elements of compensation, including general description of the formula or criteria to be applied in determining the amounts payable and material terms of the long-term equity incentive awards.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2020

The following table lists the restricted stock and restricted stock units outstanding for each NEO as of December 31, 2020. There were no stock options outstanding for any NEO as of December 31, 2020.

			Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested #		Market Value of Shares or Units of Stock That Have Not Vested (7)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested #		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (10)
Lee Roy Mitchel	48,726	(6)		$848,320	-		-
Mark Zoradi	8,007	(1)		$139,402	15,615	(8)	$271,857
	50,439 10,909 34,689 29,891	(2) (3) (4) (5)	$ $ $ $	878,143 189,926 603,935 520,402	26,017	(9)	$452,956
	65,684	(6)		$1,143,558

Sean Gamble	5,380	(1)		$93,666	4,397	(8)	$76,552
	16,947 6,426 14,569 12,554	(2) (3) (4) (5)	$ $ $ $	295,047 111,877 253,646 218,565	5,723	(9)	$99,645
	31,528	(6)		$548,902

	4,035	(1)		$70,249	3,256	(8)	$56,687
Michael Cavalier	12,711 4,824 10,501 10,557	(2) (3) (4) (5)	$ $ $ $	221,299 83,986 182,822 183,797	3,938	(9)	$68,561
	23,861	(6)		$415,420

Valmir Fernandes	3,363	(1)		$58,550	2,714	(8)	$47,251
	10,592 4,074 8,751 10,557 23,861	(2) (3) (4) (5) (6)	$ $ $ $ $	184,407 70,928 152,355 183,797 415,420	3,281	(9)	$57,130
(1)	The number of shares of restricted stock granted on February 19, 2018 that remained outstanding as of December 31, 2020.
(2)

The number of shares of Common Stock underlying the restricted stock units granted on February 19, 2018. On February 12, 2020, the Compensation Committee certified the performance at 105% of the target opportunity. To the extent the restricted stock units vest subject to the additional service requirement, the Common Stock underlying the restricted stock units shall be issued on February 14, 2022.

(3)

The number of shares of restricted stock granted on February 19, 2019 that remained outstanding as of December 31, 2020. See Impact of COVID-19 on Long-term Incentive Compensation for a discussion of the accelerated vest.

(4)	The number of shares of restricted stock granted on February 19, 2020 as part of the annual grant cycle. These shares vest 50% on the second and fourth anniversary of the grant date.
(5)	The number of shares of restricted stock awarded under the Retention Equity Grant on August 19, 2020. These shares vest 100% on the second anniversary of the grant date.
(6)	The number of shares of restricted stock awarded under the Bonus Equity Grant. These shares vest on the first anniversary of the grant date.
(7)	The fair market value was calculated based on the closing price of Common Stock on December 31, 2020 of $17.41 per share.
(8)

The number of shares of Common Stock underlying the restricted stock units granted on February 19, 2019. Pursuant to the rules of the SEC, the reported numbers are based on the assumption of achievement of the threshold performance

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over the two-year performance period from January 1, 2019 to December 31, 2020 and satisfaction of an additional two-year service requirement. However, In February 2021, as part of the discretion based decisions related to the impact of COVID-19, the Compensation Committee certified the performance of the 2019 restricted stock units at target. The restricted stock units will remain subject to the additional two-year service requirement and will vest in February 2023. See Impact of COVID-19 on Long-term Incentive Compensation for a discussion of the discretion-based certification of the restricted stock units at target.
(9)

The number of shares of Common Stock underlying the restricted stock units granted on February 19, 2020. Pursuant to the rules of the SEC, the reported numbers are based on the assumption of achievement of the threshold performance over the two-year performance period from January 1, 2020 to December 31, 2021 and satisfaction of an additional two-year service requirement. However, In February 2021, as part of the discretion based decisions related to the impact of COVID-19, the Compensation Committee certified the performance of the 2020 restricted stock units at target. The restricted stock units will remain subject to the additional two-year service requirement and will vest in February 2024. See Impact of COVID-19 on Long-term Incentive Compensation for a discussion of the discretion-based certification of the restricted stock units at target.

(10)	The fair market value was calculated based on the closing price of Common Stock on December 31, 2020 of $17.41 per share.

STOCK OPTION EXERCISES AND STOCK VESTED IN 2020

The following table provides information on the vesting of restricted stock and restricted stock units during 2020 for each of the NEOs. There were no outstanding stock options for any of the NEOs as of December 31, 2020.

Stock Vested

Name	Stock Awards
	Number of Shares Acquired on Vesting(1) #	Value Realized on Vesting(2) ($)
Lee Roy Mitchell	-	-
Mark Zoradi	124,679	$3,127,973
Sean Gamble	42,670	$1,044,633
Michael Cavalier	37,094	$693,793
Valmir Fernandes	36,126	$716,371

(1)	The reported numbers include Common Stock from the following vest events:
i.	Remaining 50% percent of the restricted stock granted in 2016 which vested on February 19, 2020;
ii.	Remaining 50% percent of the restricted stock granted in 2017 which vested on December 15, 2020 under the COVID-19 related accelerated vests;
iii.	Fifty percent of the restricted stock granted in 2018 which vested on February 19, 2020;
iv.	Fifty percent of the restricted stock granted in 2019 which vested on December 15, 2020 under the COVID-19 related accelerated vests;
v.	Shares of Common Stock underlying the restricted stock units granted in 2016 which vested on February 19, 2020; and
vi.	Shares of Common Stock underlying the restricted stock units granted in 2017 which vested on December 15, 2020

(2)	The aggregate dollar amount realized upon vesting was calculated based upon the closing price of Common Stock on the following dates:
i.	February 19, 2020 of $31.64

ii.	December 15, 2020 of $16.25

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DISCUSSION OF THE TERMS OF THE EMPLOYMENT AGREEMENTS WITH OUR NEOS

We have employment agreements with our NEOs. Consistent with our compensation philosophy, the Company entered into the employment agreements to align the compensation of certain executive officers more closely with market competitive compensation.

Below is a summary of the key provisions of the current employment agreements of our NEOs.

Term

The initial terms of the employment agreements of Messrs. Mitchell, Gamble, Fernandes, and Cavalier is three years. At the end of each year, the term is extended for an additional one-year period unless the NEO’s employment is terminated.

Base salary

The base salaries are subject to review each year by our Compensation Committee for increase (but not decrease).

Cash Bonus

In addition to base salaries, the NEOs are eligible to receive a cash bonus upon the Company meeting certain performance targets set by the Compensation Committee for the year. Mr. Zoradi’s target cash bonus shall not be less than 100% of his base salary and the maximum target shall not be less than 150% of his base salary.

Long-term Equity Incentive Awards

The NEOs are entitled to participate in and receive grants of long-term equity incentive awards. Mr. Zoradi’s long-term equity incentive awards must be at least 200% of his base salary.

Benefits

The NEOs qualify for our 401(k) matching program and are also entitled to certain additional benefits including life insurance and disability insurance. Pursuant to his employment agreement, Mr. Mitchell is entitled to life insurance benefits of not less than $5 million and disability benefits of not less than 66% of his base salary.

Perquisites

Under his employment agreement, Mr. Mitchell is entitled to a luxury automobile and a membership at a country club. Currently, Mr. Mitchell does not have a luxury automobile, or a country club membership paid for by the Company. Unless Mr. Mitchell’s employment is terminated by us for cause or under a voluntary termination, Mr. Mitchell will also be entitled to, for a period of five years, tax preparation assistance upon termination of his employment.

Mr. Zoradi is entitled to receive an annual allowance of $30,000 for personal travel and living expenses, reduced by standard withholding and other authorized deductions.

The employment agreements of Messrs. Zoradi, Gamble, Fernandes and Cavalier provide that unless the executive’s employment is terminated by us for cause the executive will be entitled to office space and support services for a period of not more than three (3) months following the date of any termination.

Covenants

All of the employment agreements contain various covenants, including covenants related to confidentiality and non-competition (other than certain permitted activities as defined therein). In addition, Mr. Mitchell’s employment agreement has a covenant of non-solicitation (as defined in the employment agreement). All non-compete covenants have a term of one year after termination of the executive’s employment. However, if employment is terminated for

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Good Reason (as defined in the employment agreements), the covenant of non-competition becomes null and void. The non-solicitation covenant in Mr. Mitchell’s employment agreement has a term of three years after termination of Mr. Mitchell’s employment.

Severance Payments

The employment agreements provide for severance payments upon termination of employment, the amount and nature of which depends upon the reason for termination.

Termination for Good Reason or Without Cause

If Mr. Mitchell is terminated by us without cause, Mr. Mitchell shall receive accrued compensation (which includes unpaid base salary, a pro rata cash bonus for the year in which the termination occurs and any previously vested long-term equity incentive awards and benefits such as retirement benefits and vacation pay, in accordance with the terms of the plan or agreement pursuant to which such long-term equity incentive awards or benefits were granted) through the date of termination (Accrued Employment Entitlements); an amount equal to Mr. Mitchell’s base salary in effect as of the date of such termination, payable in accordance with the Company’s normal payroll practices for a period of twelve (12) months; an amount equal to the most recent cash bonus Mr. Mitchell received for the year prior to the date of such termination, payable within thirty (30) days of termination and Mr. Mitchell and his dependents will be entitled to continue to participate in the Company’s welfare benefit plans and insurance programs for twelve (12) months from the termination date. Any outstanding stock options granted to Mr. Mitchell shall be vested and/or exercisable for the period through the date of such termination of employment, and shall remain exercisable, in accordance with the terms contained in the plan and the agreement pursuant to which such option awards were granted.

If Mr. Mitchell resigns for good reason (as defined in his employment agreement), he shall receive all of the above stated payments and benefits except that the base salary shall be payable in a lump sum subject to the requirements of Section 409A of the Code.

If Mr. Zoradi resigns for good reason (as defined in the agreement), is terminated by us without cause or upon expiration of the term of the employment agreement, he shall receive, the Accrued Employment Entitlements; an amount equal to his base salary in effect as of the date of such termination payable in accordance with the Company’s normal payroll practices through the end of the term, subject to the requirements of Section 409A of the Code; he and his dependents will be entitled to continue to participate in the Company’s welfare benefit plans and insurance programs for a period of twenty-four (24) months from the termination date; any outstanding long-term equity incentive awards with time-based vesting provisions shall become immediately vested as of the termination date and any long-term equity incentive awards with performance-based vesting provisions shall remain outstanding through the remainder of the applicable performance period, and if or to the extent the performance provisions are attained, shall become vested without regard to any continued employment requirement.

If Messrs. Gamble, Fernandes or Cavalier is terminated by us without cause, the executive shall receive the Accrued Employment Entitlements; two times the base salary in effect as of the date of such termination, payable in accordance with the Company’s normal payroll practices for a period of twenty-four (24) months; an amount equal to the most recent cash bonus received by the executive for the year ended prior to the date of such termination, payable in a lump sum within thirty (30) days of termination; outstanding stock options will become fully vested and exercisable upon such termination; long-term equity incentive awards other than stock options with time-based vesting provisions shall become vested on a pro rata basis and long-term equity incentive awards other than stock options with performance-based vesting provisions shall remain outstanding through the remainder of the applicable performance period and if or to the extent the performance provisions are attained shall become vested on a pro rata basis without any regard to any continued employment requirement. The executive and executive’s dependents will also be entitled to continue to participate in the Company’s welfare benefit plans and insurance programs for a period of twenty-four (24) months from the termination date.

If Messrs. Gamble, Fernandes or Cavalier resigns for good reason (as defined in their respective employment agreement) the executive shall receive all of the above stated payments and benefits except that the base salary shall be payable in a lump sum subject to the requirements of Section 409A of the Code.

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Termination Due to Death or Disability

In the event an executive’s employment is terminated due to his death or disability (as defined in the employment agreement), the executive or his estate will receive: the Accrued Employment Entitlements; a lump sum payment equal to twelve (12) months of executive’s base salary as in effect at the time of termination, provided, in the case of disability, such amount shall be offset by the amount of base salary paid by the Company to executive or his representative following the date he was first unable to substantially perform his duties under his employment agreement through the date of termination, any benefits payable to executive and/or his beneficiaries in accordance with the terms of any applicable benefit plan and the executive (in disability) and executive’s dependents will be entitled to continue to participate in the Company’s welfare benefit plans and insurance programs for twelve (12) months from the termination date. All outstanding long-term equity incentive awards shall vest in accordance with the terms of the incentive plan.

Termination for Cause or Voluntary Termination

In the event an executive’s employment is terminated by us for cause or under a voluntary termination (other than termination due to disability or good reason), the executive will receive accrued base salary through the date of termination and any previously vested rights under a stock option or similar award issued under an incentive compensation plan in accordance with the terms of such plan.

Termination Due to Change in control

Mr. Mitchell does not have a change in control provision in his employment agreement.

In the event an executive’s employment is terminated by us (other than for disability, death or cause) or by executive for good reason within one (1) year after a change in control (as defined in the employment agreement), the executive shall receive accrued compensation through the date of termination; sum of two times executive’s base salary and one and one half times the most recent cash bonus received by executive for any year ended prior to the date of termination payable in a lump sum within 30 days of termination and executive and executive’s dependents shall be entitled to continue to participate in the Company’s welfare benefit plans and insurance programs for a period of 30 months from the termination date. Any outstanding equity award granted to the executive shall become fully vested and/or exercisable as of the date of such termination and shall remain exercisable in accordance with the terms of the plan or agreement pursuant to which such long-term equity incentive awards were granted.

Information on amounts payable had a termination for good reason, a change in control, death or disability occurred on December 31, 2020 may be found under the headings – Potential Payments Upon Termination by us Without Cause or by Executive for Good Reason, Potential Payments Upon Termination due to Change in Control and Potential Payments Upon Death or Disability.

The following tables provide the amounts payable to the NEOs pursuant to their respective employment agreements upon severance without cause, for a good reason, for cause, death or disability and change in control, assuming such triggering event occurred on December 31, 2020.

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Potential Payments upon Termination by us Without Cause or by Executive for Good Reason

Name	Salary (1)	Bonus (2)	Health Insurance(3)	Life and Disability Insurance(3)	Assistance(4)	Value of Equity Awards(5)	Total
Lee Roy Mitchell	$1,020,001	$1,414,002	$6,124	$8,588	$86,500	-	$2,535,215
Mark Zoradi	$1,100,000	$-	$19,076	$35,163	$828	$8,549,163	$9,704,230
Sean Gamble	$1,320,000	$837,562	$27,340	$11,351	$828	$1,054,073	$3,251,154
Michael Cavalier	$1,110,025	$723,654	$27,340	$15,221	$828	$777,677	$2,654,745
Valmir Fernandes	$1,110,025	$615,762	$25,154	$30,748	$828	$669,989	$2,452,505
(1)

Based on the base salaries in effect as of December 31, 2020, the amounts reported are calculated as follows: one-time the base salary for Messrs. Mitchell and Zoradi and two times the base salary for Messrs. Gamble, Cavalier and Fernandes. Subject to Treasury Regulations as specified in the respective employment agreements, the amounts would have been payable according to the Company’s normal payroll practices for a period of 24 months to Messrs. Gamble, Cavalier and Fernandes; for a period of 12 months to Mr. Mitchell and through the end of the Term (as defined in the employment agreement) to Mr. Zoradi.

(2)

For Mr. Zoradi, the amount is the cash bonus he would have received for 2020 payable according to normal payroll practices. Since the Company did not pay any cash bonus for 2020, Mr. Zoradi’s payment for bonus would have been zero. For Messrs. Mitchell, Gamble, Cavalier and Fernandes, the amounts reported are calculated as follows: the sum of the cash bonus the NEO would have received for 2020 and the cash bonus received by the NEO for 2019. Since the Company did not pay any cash bonus for 2020, the reported amounts are the cash bonuses paid for 2019. The reported amounts would have been payable to Messrs. Mitchell, Gamble, Cavalier and Fernandes in a lump sum within 30 days of termination.

(3)

The amounts reported are calculated as follows: welfare benefit plans and insurance programs for a period of 12 months for Mr. Mitchell and 24 months for Messrs. Zoradi, Gamble, Cavalier and Fernandes. Disability insurance includes premiums for long-term disability, individual disability income protection and short-term disability.

(4)

Mr. Mitchell is entitled to receive tax preparation assistance for five years following the date of termination. We estimate the cost of such preparation to be approximately $17,300 per year. Messrs. Zoradi, Gamble, Cavalier and Fernandes are entitled to use our office space for a period of three months following the date of termination. The amount reported is based on the use of a 144 square foot office at a rental rate of approximately $23 per square foot per year.

(5)	The amounts reported have been determined based on the following provisions in the respective employment agreements.

Pursuant to Mr. Zoradi’s employment agreements, any outstanding equity award with time-based vesting provisions would have vested as of the termination date. Any long-term equity incentive awards with performance-based vesting provisions would have remained outstanding through the remainder of the applicable performance period and if or to the extent the performance provisions are attained shall vest without regard to any continued employment requirement.

Pursuant to the employment agreements of Messrs. Gamble, Cavalier and Fernandes, any outstanding long-term equity incentive awards with time-based vesting provisions would have vested on a pro rata basis. Any long-term equity incentive awards with performance-based vesting provisions would have remained outstanding through the remainder of the applicable performance period and if or to the extent the performance provisions are attained shall vest without regard to any continued employment requirement on a pro rata basis. There is no provision in Mr. Mitchell’s agreement for vest of any long-term equity incentive awards.

The pro rata basis for the long-term equity incentive awards is based on the percentage determined by dividing (i) the number of days from and including the grant date of such long-term equity incentive award through the termination date of the NEO’s employment, by (ii) the number of days from the grant date to the full vesting date/end of the applicable performance period, as applicable, of such long-term equity incentive awards.

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Pursuant to the above, the total number of shares of Common Stock subject to the long-term equity incentive awards that would have vested for each of Messrs. Zoradi, Gamble, Cavalier and Fernandes on December 31, 2020 are as follows:

Restricted Stock

Name	Number of Shares
Lee Roy Mitchell	-
Mark Zoradi	149,180
Sean Gamble	15,367
Michael Cavalier	11,610
Valmir Fernandes	10,935

Restricted Stock Units

Name	Number of Shares
Lee Roy Mitchell	-
Mark Zoradi	341,869
Sean Gamble	45,177
Michael Cavalier	33,058
Valmir Fernandes	27,548

The values of the equity awards have been calculated using the closing price of Common Stock on December 31, 2020 of $17.41 per share.

Potential Payments upon Termination for Cause

If a NEO terminates his employment voluntarily, or is terminated for cause, we are only required to pay any accrued unpaid base salary through the date of such termination.

Potential Payments upon Termination due to Change in Control

Name	Salary(1)	Bonus(2)	Health Insurance(3)	Life and Disability Insurance(3)	Assistance(4)	Value of Equity Awards(5)	Total
Lee Roy Mitchell	-	-	-	-	-	-	-
Mark Zoradi	$2,200,000	$2,916,375	$23,845	$43,954	$828	$8,549,163	$13,734,165
Sean Gamble	$1,320,000	$1,256,343	$34,175	$14,189	$828	$2,755,098	$5,380,632
Michael Cavalier	$1,110,025	$1,085,481	$34,175	$19,027	$828	$2,034,359	$4,283,894
Valmir Fernandes	$1,110,025	$923,643	$31,443	$38,435	$828	$1,796,085	$3,900,458
(1)

There is no change in control provision in Mr. Mitchell’s employment agreement. The amounts reported are calculated as follows: two times the base salary in effect as of December 31, 2020 payable in a lump sum within 30 days of such termination.

(2)

The amounts reported are calculated as follows: the sum of the cash bonus the NEO would have received for 2020 and one and a half times the cash bonus received by the NEO for 2019, payable in a lump sum within 30 days of such termination. The Company did not pay any cash bonus for 2020 so the NEOs would have received only 1.5x the 2019 cash bonus.

(3)

The amounts reported are calculated as follows: welfare benefit plans and insurance programs for a period of 30 months. Disability insurance includes premiums for long-term disability, individual disability income protection and short-term disability.

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(4)

Messrs. Zoradi, Gamble, Cavalier and Fernandes are entitled to use our office space for a period of three months following the date of termination. The reported amount is based on the use of a 144 square foot office at a rental rate of approximately $23 per square foot per year.

(5)

The amounts reported have been determined based on the following provision in the respective employment agreements: upon termination due to change in control, any outstanding equity award granted to the NEO shall be fully vested and all restrictions shall lapse.

Pursuant to the above, the total number of shares of Common Stock subject to the long-term equity incentive awards that would have vested on for each NEO upon termination due to a change in control on December 31, 2020 are as follows:

Restricted Stock:

Name	Number of Shares
Lee Roy Mitchell	-
Mark Zoradi	149,180
Sean Gamble	70,457
Michael Cavalier	53,778
Valmir Fernandes	50,606

Restricted stock units:

Name	Number of Shares
Lee Roy Mitchell	-
Mark Zoradi	341,869
Sean Gamble	87,791
Michael Cavalier	63,072
Valmir Fernandes	52,558

The values of the long-term equity incentive awards have been calculated using the closing price of our Common Stock on December 31, 2020 of $17.41 per share.

Potential Payments upon Termination due to Death or Disability

Name	Salary(1)	Bonus(2)	Health Insurance(3)	Life and Disability Insurance(3)	Assistance(4)	Value of Equity Awards(5)	Total
Lee Roy Mitchell	$1,020,001	$-	$6,124	$8,588	$86,500	$39,403	$1,160,616
Mark Zoradi	$1,100,000	$-	$9,538	$17,582	$828	$6,485,834	$7,613,782
Sean Gamble	$660,000	$-	$13,670	$5,675	$828	$1,054,073	$1,734,246
Michael Cavalier	$555,012	$-	$13,670	$7,611	$828	$777,677	$1,354,798
Valmir Fernandes	$555,012	$-	$12,577	$5,374	$828	$669,989	$1,253,780
(1)	The amounts reported are the base salary of each named executive officer in effect as of December 31, 2020, payable in a lump sum.
(2)

The amounts reported are the cash bonus each NEO would have received for 2020 payable in a lump sum at the same time as the cash bonus payments are made to other similarly situated active executives. The Company did not pay any cash bonus for 2020, so the NEOs or their estates would not have received any amount as cash bonus upon disability or death.

(3)

The amounts reported are calculated as follows: welfare benefit plans and insurance programs for a period of 12 months. Disability insurance includes premiums for long-term disability, individual disability income protection and short-term disability.

(4)

Messrs. Zoradi, Gamble, Cavalier and Fernandes are entitled to use our office space for a period of three months following the date of termination. The reported amount is based on the use of a 144 square foot office at a rental rate of approximately $23 per square foot per year.

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(5)

The amounts reported have been determined based on the following provision in the respective employment agreements: any outstanding long-term equity incentive awards shall vest on a pro rata basis. Any long-term equity incentive awards with performance-based vesting provisions shall remain outstanding through the remainder of the applicable performance period and if or to the extent the performance provisions are attained shall vest without regard to any continued employment requirement on a pro rata basis. The pro rata basis for the long-term equity incentive awards is based on the percentage determined by dividing (i) the number of days from and including the grant date of such equity award through the termination date of the NEO’s employment, by (ii) the number of days from the grant date to the full vesting date/end of the applicable performance period, as applicable, of such long-term equity incentive awards. The participant or the participant’s estate or representative shall be entitled to receive any previously vested long-term equity incentive awards. Pursuant to the above, the total number of shares of Common Stock subject to the long-term equity incentive awards that would have vested upon death or disability of each NEO would have been as follows:

Restricted Stock:

Name	Number of Shares
Lee Roy Mitchell	2,263
Mark Zoradi	30,666
Sean Gamble	15,367
Michael Cavalier	11,610
Valmir Fernandes	10,935

Restricted stock units based on the assumption that the maximum IRR would be achieved over the relevant performance period:

Name	Number of Shares
Lee Roy Mitchell	-
Mark Zoradi	341,869
Sean Gamble	45,177
Michael Cavalier	33,058
Valmir Fernandes	27,548

The values of the long-term equity incentive awards have been calculated using the closing price of our Common Stock on December 31, 2020 of $17.41 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each member of the Compensation Committee qualifies as an independent, non-employee director and no member of the Compensation Committee has served as an officer or employee of the Company. During 2019, none of our executive officers served as a member of the board of directors or the compensation committee of any entity that has one or more executive officers serving on our Board or on the Compensation Committee of our Board.

DELINQUENT SECTION 16(a) REPORTS

To the Company’s knowledge, during 2020, all Section 16(a) filing requirements applicable to its insiders were complied with except for the late reporting on Form 4 for one transaction for each of Messrs. Zoradi, Gamble, Cavalier and Fernandes.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership has been determined in accordance with the applicable rules and regulations, promulgated under the Exchange Act. Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. To the extent indicated below, shares beneficially owned by a person include shares of which the person has the right to acquire beneficial ownership within 60 days of the Record Date and are included for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 119,539,989 shares of Common Stock outstanding as of the Record Date. As of the Record Date, there were 1,153 holders of record of our Common Stock.

	Beneficial Ownership
Names of Beneficial Owner	Number(1)	Percentage
5% Stockholders
FMR LLC(2)	15,268,540	13%
BlackRock, Inc.(3)	12,284,669	10%
Wellington Management Group LLP(4)	11,475,166	10%
The Vanguard Group(5)	9,318,753	8%

Directors and NEOs
Lee Roy Mitchell(6)	10,176,031	9%
Mark Zoradi(7)	701,204	*
Sean Gamble(8)	214,110	*
Michael Cavalier(9)	256,536	*
Valmir Fernandes(10)	139,081	*
Darcy Antonellis(11)	22,223	*
Benjamin Chereskin(12)	82,973	*
Nancy Loewe(13)	16,549	*
Steven Rosenberg(13)	61,943	*
Enrique Senior(13)	68,054	*
Carlos Sepulveda(13)	48,949	*
Raymond Syufy(13)	28,902	*
Nina Vaca(13)	23,946	*
Executive Officers & Directors as a Group (14 persons)(14)	11,840,501	10%
*	Less than 1%.
(1)

In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, the Company deemed outstanding shares of Common Stock subject to options held by that person that were currently exercisable at, or were exercisable within 60 days of, the Record Date. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

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(2)

Based upon statements in Schedule 13G/A filed by FMR LLC on January 8, 2021. FMR LLC may be deemed to beneficially own the reported shares of Common Stock and has filed Schedule 13G/A as the parent holding company or control person on behalf of its subsidiaries FIAM LLC, Fidelity Management & Research Company LLC (beneficially owns the reported shares) and Strategic Advisers LLC. The reporting entity has the sole power to vote or direct the vote of 816,013 shares and sole power to dispose or direct the disposition of 15,268,540 shares.

Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (Fidelity Funds) advised by Fidelity Management & Research Company (FMR Co. LLC), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(3)

Based upon statements in Schedule 13G/A filed by BlackRock, Inc. on February 4, 2021. Black Rock, Inc. may be deemed to beneficially own the reported shares of Common Stock and has filed Schedule 13G/A as the parent holding company or control person on behalf of its subsidiaries BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors (beneficially owns 5% or greater of the reported shares), BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited and BlackRock Fund Managers Ltd. The reporting entity has the sole power to vote or direct the vote of 12,093,787 shares and sole power to dispose or direct the disposition of 12,284,669 shares. The address of Black Rock Inc. is 55 East 52nd Street, New York, NY 10055.

(4)

Based upon statements in Schedule 13G filed by Wellington Management Group LLP on February 15, 2021. The following entities beneficially own the reported shares of Common Stock and has filed the Schedule 13G, holding companies - Wellington Investment Advisors LLP and Wellington Management Global Holdings, Ltd. and investment advisors Wellington Management Company LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd. Wellington Investment Advisors LLP controls direct Wellington Investment Advisors LLP ly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington investment advisors. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP which is owned by Wellington Management Group LLP. The reporting entity has shared voting power 10,385,553 shares, and shared dispositive of 11,475,166 shares. The address of Wellington Management Group LLP is c/o Wellington Management Company LLP, 280 Congress Street Boston, MA 02210.

(5)

Based upon statements in Schedule 13G/A filed by The Vanguard Group on February 8, 2021. The Vanguard Group may be deemed to beneficially own the reported shares of Common Stock and has filed Schedule 13G/A as the parent holding company or control person on behalf of its wholly-owned subsidiaries Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd., Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited, Vanguard Investments UK, Limited. The Vanguard Group has (i) shared voting power over 108,778 shares (iii) shared dispositive power over 192,689 shares, and (iv) sole dispositive power over 9,126,064 shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(6)

Includes 4,419,095 shares of Common Stock owned by The Mitchell Special Trust. Mr. Mitchell is the co-trustee of The Mitchell Special Trust. Mr. Mitchell expressly disclaims beneficial ownership of all shares held by The Mitchell Special Trust.

(7)	Includes 358,604 shares of restricted stock and 216,970 certified performance-based shares.
(8)	Includes 127,757 shares of restricted stock and 57,428 certified performance-based shares.
(9)	Includes 94,038 shares of restricted stock and 41,488 certified performance-based shares.
(10)	Includes 84,262 shares of restricted stock and 34,571 certified performance-based shares.
(11)	Includes 7,501 shares of restricted stock.
(12)

Includes 7,501 shares of restricted stock, 3,568 shares held by LEGATUM Partners, L.P., of which shares Mr. Chereskin is the beneficial owner and 9,736 shares held in a grantor trust of which Mr. Chereskin’s spouse is a trustee.

(13)	Includes 7,501 shares of restricted stock.
(14)	The numbers reported do not include 604,725 shares of Common Stock underlying performance awards granted to the NEOs.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

How do I attend the Company’s Annual Meeting?

To be admitted to the virtual-only Annual Meeting, stockholders as of the Record Date must use the following link: www.virtualshareholdermeeting.com/CNK2021 and enter the 16-digit control number found on the proxy card or the voting instruction form. By logging into the website, stockholders as of the Record Date will be able to vote shares electronically on all items to be considered at the Annual Meeting. Those without a 16-digit control number will be admitted to the virtual-only Annual Meeting as guests, but guests will not have the ability to vote or otherwise participate.

What different methods can I use to vote?

If you are a stockholder of record, you may vote:

•	via the Internet – Visit www.proxyvote.com. Follow the instructions shown on your proxy card. Votes submitted via the internet must be received by 10:59 p.m. CDT, on May 19, 2021;
•	by telephone — Follow the instructions shown on your proxy card. Votes submitted by telephone must be received by 10:59 p.m. CDT, on May 19, 2021;
•	by mail — Complete, sign, date and return the proxy card in the postage paid envelope provided so that it is received before the Annual Meeting; or
•

by attending the virtual Annual Meeting — Follow the instructions on the Annual Meeting Website. You will need the control number printed on your proxy card. Submitting your proxy, whether via the Internet, by telephone, or by mail will not affect your right to vote at the virtual Annual Meeting should you decide to attend the Annual Meeting.

If you are a beneficial holder, you may vote:

•

by instructing your bank or broker — You should receive a voting instruction form from your bank or broker which you must return with your voting instructions to have your shares voted. If you have not received a voting instruction form from your bank or broker, you may contact it directly to provide instructions on how you wish to vote. Voting instructions submitted by beneficial owners to brokers or banks via the Internet or by telephone must be received by 10:59 p.m. CDT, on May 19, 2021; or

•

by attending the virtual Annual Meeting — If you wish to vote at the Annual Meeting, you will need to obtain a voting instruction form from your broker or bank that holds your shares of record. You will need the control number printed on your voting instruction form in order to vote at the Annual Meeting.

How can I submit questions for the Annual Meeting?

If you have questions pertaining to the business of the Annual Meeting, you must submit it in advance of the Annual Meeting. Questions may be submitted by visiting www.proxyvote.com beginning approximately two (2) weeks prior to the Annual Meeting and until 10:59 p.m. CDT, on Tuesday, May 18, 2021. You should have a proxy card or voting instruction form in hand when you access the website and follow the instructions. In order to allow us to answer questions from as many stockholders as possible during the Annual Meeting, each stockholder will be limited to one (1) question. Questions pertinent to the business of the Annual Meeting will be read aloud and answered during the Annual Meeting, subject to time constraints. Appropriate questions received that are not addressed at the Annual Meeting due to time constraints will be posted, along with our responses, in the Investor Relations section of our website as soon as practical after the conclusion of the Annual Meeting.

If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or questions that are not directly related to the business of the Annual Meeting, you can contact us separately after the Annual Meeting through our Investor Relations website at https://ir.cinemark.com.

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What can I do if I need technical assistance during the Annual Meeting?

If you encounter any difficulties accessing or participating in the virtual Annual Meeting, please call the technical support number that will be posted on the Annual Meeting website log-in page.

Will the list of stockholders as of the Record Date be available during the Annual Meeting?

During the Annual Meeting, the list of our stockholders of record entitled to vote at the Annual Meeting will be available for viewing at www.virtualshareholdermeeting.com/CNK2021. Stockholders requesting access to the list will be asked to provide the 16-digit control number found on their proxy card or voting instruction form previously mailed or made available to stockholders entitled to vote at the Annual Meeting.

What is the purpose of holding the Annual Meeting?

We are holding the Annual Meeting to elect three Class II directors, to ratify the selection of Deloitte and Touche as our independent registered public accounting firm for 2021 and to hold a non-binding, advisory vote on our 2020 executive compensation. Our Governance Committee has recommended the nominees to our Board and our Board has nominated the nominees. Our Audit Committee has appointed Deloitte and Touche as our independent registered public accounting firm for 2021 and our Board has ratified the appointment. Our Compensation Committee has approved our executive compensation program and the Board has recommended that the stockholders vote to approve our executive compensation program and the compensation paid to our NEOs for 2020. If any other matters requiring a stockholder vote properly come before the Annual Meeting, those stockholders present at the Annual Meeting and the proxies who have been appointed by our stockholders will vote as they deem appropriate.

What is the Record Date and what does it mean?

The Record Date for the Annual Meeting is March 25, 2021. The Record Date is established by the Board as required by Delaware law. Owners of record of Common Stock at the close of business on the Record Date are entitled to:

(a)	receive notice of the Annual Meeting, and
(b)	vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

What is the difference between a stockholder of record and a stockholder who holds stock in street name?

(a) Stockholder of record: If your shares are registered in your name with our transfer agent, EQ, you are a stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your proxy directly to us or to a third party, or to vote at the Annual Meeting.

(b) Stockholder who holds stock in street name: If your shares are held by a broker or by a bank, you are considered to be a beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker or bank on how to vote and you are also invited to attend the Annual Meeting. Your broker or bank, as the record holder of your shares, may exercise discretionary authority to vote on “routine” items but may not vote on “non-routine” items without your instructions.

Your broker or bank has enclosed or provided voting instructions for you to use in directing the broker or bank on how to vote your shares. Since a beneficial owner in street name is not the stockholder of record, you may not vote these shares at the Annual Meeting unless you obtain a voting instruction form from the broker or bank that holds your shares, giving you the right to vote the shares at the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

A majority of our outstanding Common Stock as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Unless a quorum is present at the Annual Meeting, no action may be taken at the Annual Meeting except the adjournment thereof until a later time. Shares are

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counted as present at the Annual Meeting if you are present and vote at the Annual Meeting, if you vote via the Internet, by telephone, by mail or if you are represented by proxy. Abstentions and “broker non-votes” are counted as present for the purpose of determining the presence of a quorum.

What is a proxy and how does the proxy process operate?

A proxy is your legal designation of another person to vote the stock you own. The person(s) that you designate to vote your shares are called proxies. Sean Gamble and Michael Cavalier of the Company have been designated as proxies for the Annual Meeting. The term “proxy” also refers to the written document or “proxy card” that you sign to authorize those persons to vote your shares.

By executing the proxy card, you authorize the above-named individuals to act as your proxies to vote your shares in the manner that you specify. The proxy voting mechanism is vitally important to us. In order for us to obtain the necessary stockholder approval of items, a quorum of stockholders must be present or represented at the Annual Meeting. It is important that you attend the Annual Meeting or grant a proxy to vote your shares to assure a quorum is obtained so corporate business can be transacted. If a quorum is not obtained, we must postpone the Annual Meeting and solicit additional proxies, which is an expensive and time-consuming process.

What happens if I do not give specific voting instructions?

Stockholder of Record.

If you are a stockholder of record and you do not:

•	indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or
•	sign and return a proxy card without specific voting instructions then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owner.

If you own shares through a broker or bank and do not provide voting instructions to the broker or bank holding your shares, your broker or bank may represent your shares at the Annual Meeting for purposes of obtaining a quorum. Your broker or bank may vote your shares in its discretion on some “routine matters”. However, with respect to “non-routine matters”, your broker or bank may not vote your shares for you. With respect to these “non-routine matters”, the aggregate number of unvoted shares is reported as “broker non-votes”.

Which ballot measures are called “routine” or “non-routine”?

Under the broker voting rules of the NYSE, the ratification of the appointment of Deloitte and Touche as the Company’s independent registered public accounting firm for 2021 (Item 2) is considered a “routine” matter, and the election of directors (Item 1) and the non-binding, annual advisory vote on executive compensation (Item 3) are considered “non-routine” matters.

What are broker non-votes?

If you are the beneficial owner of shares and hold stock in street name, then the broker or bank, as the stockholder of record of the shares, may exercise discretionary authority to vote your shares with respect to “routine” matters but will not be permitted to vote the shares with respect to “non-routine” matters. A broker non-vote occurs when you do not provide the broker with voting instructions on “non-routine” matters for shares owned by you but held in the name of the broker. For such matters, the broker cannot vote and reports the number of such shares as “broker non-votes.”

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How are broker non-votes and abstentions treated?

Broker non-votes and abstentions are counted for purposes of determining a quorum. However, see below with regards to the effect of broker non-votes and abstentions on approval of specific agenda items.

What is the voting requirement for each of the items?

Approval of Item 1: Directors are elected by a plurality voting standard. The nominees who receive the highest number of affirmative votes cast by the stockholders present at the Annual Meeting or represented by proxy at the meeting and entitled to vote thereon will be elected. However, pursuant to the Corporate Governance Guidelines, in an uncontested election, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation from the Board and all committees of the Board following certification of the results of the Annual Meeting by the Inspector of Elections. The Governance Committee (excluding the nominee in question if applicable) would then consider the resignation offer and make a recommendation to the Board as to whether to accept or reject the resignation. Within 90 days following certification of the results of the annual meeting of stockholders, the Board will make a final determination as to whether to accept the director’s resignation. The Board’s explanation of its decision would then be promptly disclosed in a Form 8-K filed with the SEC. If a director’s resignation is rejected by the Board, the director will continue to serve for the remainder of the term for which he or she was elected and until his or her successor is duly elected, except in the event of his or her earlier death, resignation or removal. The Board believes that this voting policy promotes stability in governance by ensuring that a full slate of carefully chosen and nominated members is elected at each annual meeting of stockholders.

Under the plurality voting standard, votes marked “For” will be counted in favor of the director nominee and broker non-votes and votes withheld shall have no effect on the election of a director. However, a withheld vote could affect whether such director would be required to submit a resignation as discussed above.

Approval of Item 2: The ratification of the appointment of Deloitte and Touche requires the affirmative vote of a majority of the votes cast by stockholders present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote thereon. Since this item is considered a “routine” matter, broker non-votes do not arise as brokers and banks may exercise discretionary authority to vote your shares. Abstentions will have no effect on this item.

Approval of Item 3: The advisory vote on executive compensation requires the affirmative vote of a majority of the votes cast by stockholders present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote thereon.

How does the Board recommend I vote?

The Board recommends that you vote:

•	FOR each of the nominees for director;
•	FOR the ratification of the appointment of Deloitte and Touche as our independent registered public accounting firm for 2021; and
•	FOR the non-binding, advisory vote to approve our executive compensation.

Can I revoke or change my proxy? If so, how?

You may revoke your proxy and change your vote at any time before the proxy has been exercised at the Annual Meeting.

If you are a stockholder of record, your proxy can be revoked in several ways:

•	by timely delivery of a written revocation to the Company Secretary;
•	by submitting another valid proxy bearing a later date; or
•	by attending the Annual Meeting and voting your shares.

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If your shares are held in street name, you must contact your broker or bank in order to revoke your proxy. Generally, you may change your vote by submitting new voting instructions to your broker or bank, or, by attending the Annual Meeting and voting if you have obtained a voting instruction form from your broker or bank giving you the right to vote your shares.

Who counts the votes?

The Company has retained a representative of Broadridge Financial Solutions to serve as an independent tabulator to receive and tabulate the proxies and as an independent inspector of election to certify the results.

Who pays for this proxy solicitation?

The Company pays for this proxy solicitation. We use Broadridge Financial Solutions, its agents, and brokers to distribute all proxy materials to our stockholders. We will pay them a fee and reimburse any expenses they incur in making the distribution. Proxies will be solicited on behalf of the Board by mail, telephone, other electronic means or in person. We have retained D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005, to assist with the solicitation for a fee of $7,500 plus reasonable out-of-pocket expenses.

How can I obtain copies of the Company’s annual reports and other available information about the Company?

Stockholders may receive a copy of the Company’s 2020 Form 10-K at no charge by sending a written request to Michael Cavalier, Company Secretary at Cinemark Holdings, Inc., 3900 Dallas Parkway, Plano, Texas 75093.

You can also visit our Website at https://ir.cinemark.com/ for free access to our corporate governance documents and our filings with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to these reports. The SEC also maintains a Website that contains reports, proxy and information statements and other information regarding registrants. The address of the Website is www.sec.gov.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING

For inclusion in the proxy statement: Stockholder proposals requested to be included in our proxy statement and form of proxy for our 2022 annual meeting must be in writing and received by the end of business on December 3, 2021 at our principal executive offices at 3900 Dallas Parkway, Plano, Texas 75093, Attention: Michael Cavalier, Company Secretary.

Director nomination or proposal for annual meeting: Stockholders who wish to nominate a director or introduce a proposal not included in the proxy statement at the 2022 annual meeting may do so in accordance with our by-laws. These procedures provide that stockholders who wish to bring a proper subject of business before the 2022 annual meeting must do so by a written notice in proper written form to the Company Secretary received not less than 90 and not more than 120 days before the anniversary date of the Annual Meeting and must be accompanied by the information listed below. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to the SEC’s Rule 14a-8(e)) must be received no earlier than January 20, 2022, and no later than February 19, 2022 at our principal executive offices at 3900 Dallas Parkway, Plano, Texas 75093, Attention: Michael Cavalier, Company Secretary.

To recommend a candidate for election to the Board for the 2022 annual meeting of stockholders, a stockholder must submit the following information to the Company Secretary:

•	the name and address of the stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made;
•	a representation that the stockholder intends to appear in person or by proxy at the annual meeting;
•	the number of shares of capital stock of the Company that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made;

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•	a description of any arrangements or understandings between the stockholder, the beneficial owner and the nominee or any other person (including their names);
•	the name, age, business and residential addresses of the stockholder’s nominee for director;
•

the biographical and other information about the nominee (including the number of shares of capital stock of the Company owned beneficially or of record by the nominee) that would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and

•	the nominee’s consent to be named as a nominee and to serve on the Board.

A copy of our by-laws is available from the Company Secretary upon written request.

ADDITIONAL INFORMATION

STOCKHOLDERS SHARING A COMMON ADDRESS

If you and other residents at your mailing address own Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one proxy statement for each company in which you hold stock through that broker or bank. Nevertheless, each stockholder will receive a separate proxy card. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented, and will send one copy of our proxy statement to your address. You may revoke your consent to householding by contacting your broker or bank, if you hold Common Stock in street name, or the Company’s Secretary, if you are the registered holder of the Common Stock. The revocation of your consent to householding will be effective 30 days following its receipt. Upon written or oral request to the Company’s Secretary at the address or telephone number provided above, the Company will deliver promptly a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of this proxy statement was delivered. By written or oral request to the same address (i) a stockholder may direct a notification to the Company that the stockholder wishes to receive a separate annual report or proxy statement in the future or (ii) stockholders who are sharing an address and who are receiving delivery of multiple copies of the Company’s annual reports or proxy statements can request delivery of only a single copy of these documents to their shared address.

INCORPORATION BY REFERENCE

The material under the headings “Compensation Committee Report,” “Audit Committee Report” and the disclosure regarding independence of the members of the Audit Committee shall not be deemed to be “filed” with the SEC nor deemed incorporated into any future filing with the SEC, except to the extent that we specifically incorporate it by reference into the filing.

OTHER MATTERS

The Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the Board. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

AVAILABILITY OF REPORT ON FORM 10-K

Upon your written request, we will provide to you a complimentary copy of our 2020 Form 10-K (without exhibits) as filed with the SEC. Your request should be mailed to the Company’s offices, addressed as follows: Cinemark Holdings, Inc., Attention: Company Secretary, 3900 Dallas Parkway, Plano, Texas 75093. A free copy of the 2020 Form 10-K may also be obtained at the website maintained by the SEC at www.sec.gov or by visiting our website at https://ir.cinemark.com/ and clicking on the “Financials” tab and then on “SEC Filings.”

QUESTIONS

If you have questions or need more information about the Annual Meeting, write to:

Cinemark Holdings, Inc.

3900 Dallas Parkway

Plano, Texas 75093

Attention: Michael Cavalier, Secretary

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By Order of the Board of Directors,

Michael Cavalier

Executive Vice President – General Counsel and Secretary

April 2, 2021

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CINEMARK HOLDINGS, INC. 3900 DALLAS PARKWAY PLANO, TEXAS 75093

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/19/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CNK2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/19/2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

 — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Class II Directors:		☐	☐	☐

Nominees
01) Darcy Antonellis 02) Carlos Sepulveda 03) Mark Zoradi

The Board of Directors recommends you vote FOR proposals 2 and 3.						For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche, LLP as the independent registered public accounting firm for 2021.						☐	☐	☐
3. Non-binding, annual advisory vote on executive compensation.						☐	☐	☐
NOTE: Transact such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) on this Proxy. If held in joint tenancy, all persons should sign. Trustees, administrator, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing this Proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

CINEMARK HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 20, 2021

9:00 a.m. CDT

www.virtualshareholdermeeting.com/CNK2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com

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CINEMARK HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 20, 2021

9:00 a.m. CDT

www.virtualshareholdermeeting.com/CNK2021

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 20, 2021.

The shares of stock held in the account as of the Record Date will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” all Items.

By signing the proxy, you revoke all prior proxies and appoint Sean Gamble and Michael Cavalier, and each of them with full power of substitution, to vote the shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.